AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1999
                                                      Registration No. 333-10519
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                        POST EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             OBJECTSOFT CORPORATION
                 (Name of small business issuer in its charter)


           Delaware                         7373                  22-3091075
(State of other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                           ---------------------------

          Continental Plaza III, 433 Hackensack Avenue, Hackensack, New
               Jersey 07601 (201) 343-9100 (Address and telephone
                     number of principal executive offices)
                           ---------------------------

            Continental Plaza III, 433 Hackensack Avenue, Hackensack,
           New Jersey 07601 (Address of principal place of business or intended principal place of business)
                           ---------------------------

                           David E.Y. Sarna, Chairman
                             ObjectSoft Corporation
          Continental Plaza III, 433 Hackensack Avenue, Hackensack, New
                 Jersey 07601 (201) 343-9100 (Name, address and
                     telephone number of agent for service)
                           ---------------------------

                                   Copies to:

                              Melvin Weinberg, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                            New York, New York 10036
                               Tel: (212) 704-6000
                               Fax: (212) 704-6288
                           ---------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
------------
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
------------
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
------------
         If delivery of the prospectus is expected to be made pursuant to Rule 343, check the following box.
--------------------------------------------------------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         This Registration Statement covers the registration of (i) up to 1,366,050 shares of common stock of ObjectSoft Corporation and 1,366,050 redeemable Class A Warrants, sold by us in a public offering and (ii) an additional 656,037 shares of common stock and 412,500 Class A Warrants for resale by the selling securityholders.

         The complete Prospectus relating to the offering by us follows immediately after this Explanatory Note. Following the Prospectus for the offering by the Company are pages of the Prospectus relating solely to the selling securityholders securities, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution," and "Selling Securityholders" to be used in lieu of the section entitled "Concurrent Registration of common stock" in the Prospectus relating to the offering by the Company. Certain sections of the Prospectus for the offering by the Company, such as "Use of Proceeds" will not be used in the Prospectus relating to the selling securityholders securities.

The information in this Prospectus is not complete. The Selling Stockholder may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any State where the offer or sale is not permitted.




                    SUBJECT TO COMPLETION DATED MAY 20, 1999

                                   PROSPECTUS

                             OBJECTSOFT CORPORATION

                        1,366,050 Shares of Common Stock
                          1,366,050 Redeemable Warrants
                               -------------------

         This Prospectus is being delivered to the holders of 1,366,050 Redeemable class A Warrants that were issued by ObjectSoft Corporation, in its initial public offering of certain Units that became effective on November 12, 1996.

         Each Class A Warrant:

         o entitles the registered holder of the warrant to purchase one share of common stock at an exercise price of $6.50, subject to adjustment, until November 12, 2001;

         o may be redeemed by us at a redemption price of $.10 per warrant on 30 days' prior written notice to the warrant holder provided that the average closing bid quotation of the common stock has been at least 130% of the then current exercise price of the Class A Warrants, for a period of 20 consecutive trading days ending within 15 days of the date on which we give notice of redemption;

         o will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "Description of Securities -- Class A Warrants."

                       ----------------------------------
                       NASDAQ SmallCap Market Symbol for:
                              Common Stock: "OSFT"
                            Class A Warrants: "OSFTW"
                       ----------------------------------

         On May 14, 1999, the closing bid price for the common stock and the Class A Warrants were $2 and $.594, respectively.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" ON PAGE 7 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Concurrently with this offering, we registered the offering of 656,037 shares of common stock and 412,500 Class A Warrants pursuant to a Selling Securityholder Prospectus, which Prospectus includes the Placement Agent Warrant. That Prospectus is included within the Registration Statement of which this Prospectus forms a part. See "Certain Transactions" and "Concurrent Offering."


                   THE DATE OF THIS PROSPECTUS IS MAY __, 1999

                             ----------------------
                                TABLE OF CONTENTS
                             ----------------------
                                                                  Page
                                                                  ----

Prospectus Summary ..................................................3
Risk Factors.........................................................6
Use of Proceeds.....................................................19
Dividend Policy.....................................................19
Capitalization......................................................20
Selected Financial Data.............................................22
Management's Discussion And Analysis of Financial
      Condition and Results of Operations...........................23
Business............................................................27
Management..........................................................34
Principal Stockholders..............................................43
Description of Securities...........................................45
Shares Eligible for Future Sale.....................................49
Concurrent Offering ................................................50
Legal Matters.......................................................50
Experts.............................................................50
Additional Information..............................................50
Index to Financial Statements......................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights some information from this Prospectus. It may not contain all of the information important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors.

                                   WHAT WE DO

         We are currently engaged in the business of providing retail kiosks that offer transaction-based and advertising-supported services through interactive public access terminals (IPATs or kiosks) as well as the Internet. These kiosks utilize a foundation developed during projects with the Cities of New York and San Francisco that support many retail businesses with a minimum of adaptation. The kiosk can easily change its personality (i.e., "look and feel") in three ways:

o        Change the appearance of the enclosure
o        Change the on-screen graphics
o        Change the database supporting what is being retailed

         Our IPATs are primarily held for operating income which is derived from rental and advertising fees and transactional revenue, but may be sold outright to some customers. This approach allows us to control the look and operation of our kiosks. A customer can recognize the brand name and develop an expectation for how the kiosk will operate. In addition, we can control the content to ensure that it is being kept up-to-date. An IPAT is a machine deployed in areas with high pedestrian traffic or within a retail outlet that permits the general public to obtain information or to purchase goods and services. At a minimum, an IPAT contains a computer, a computer monitor and a touch screen. It may also contain one or more of the following devices: keyboard, page printer, receipt printer, credit card reader, video camera, signature pad, communications devices, a second processor, an upper monitor, a ticket printer, illuminated signs or combinations of these devices. The IPATs use standard, off-the-shelf operating systems and proprietary software to control and manage the IPAT functions.

                        OUR NEWEST PRODUCT--FASTTAKE(R)

         Our newest product is FastTake(R), which we introduced in October 1998 at the East Coast Video Show and began shipping in March 1999. FastTake(R) is initially targeted for the video industry. It permits users to search a database for a favorite actor or director, or by a portion of the movie name. The user can then access facts about the movie title, a plot summary, the names of its major actors and directors, still pictures from the movie (photographs) and a preview of the video (known as a trailer). For the video store owner, FastTake(R) has three main purposes:

         o Provide the consumer with an easy way to locate "Catalog Titles" (i.e., older films). The consumer does not normally require a kiosk to find the latest video titles which are heavily marketed; FastTake(R) assists consumers find older titles that are no longer marketed.

         o Generate revenue through a three-way "barter." Studios provide us with barter product, typically Catalog Titles with a value of approximately $100 per title per kiosk, based on manufacturer's suggested retail price (MSRP). This product would be placed on or near the kiosk. This increases the chances that a consumer will see the title and want to buy or rent it.

         o Support direct product sales. Advertisers can sell additional products through the kiosk, such as candy, popcorn, soda and toys that are related to video sales. FastTake(R) also offers a facility that allows consumers to sign-up on the kiosk for drawings and prizes.

         In a future release of FastTake(R), we expect to add an electronic commerce feature that will enable the purchase or rental of chosen videos.

         Although we anticipate that we will begin to recognize greater revenues from FastTake(R) during 1999, we cannot predict the actual timing or amount of such revenues.

         FastTake(R) revenues are expected to be generated from several sources, as follows:

              o Monthly rental fees.

              o Studio barter product which lower retailers' effective monthly rental cost. Barter can become an additional source of income for both us and the retailers as the number of titles contributed by the studios exceeds the monthly rental cost of the unit (approximately 8 titles). Currently, we are providing six studio titles per kiosk during the trial period.

              o Advertising and sponsorship capabilities, both in poster form on the sides of the enclosure and through on-screen opportunities.

              o In-store promotions, including give-away and "buy popcorn and a movie and get a discount" type offers.

              o Merchandise sales.

                          HOW OUR COMPANY IS ORGANIZED

                  We were incorporated in Delaware in January 1996 and are the surviving corporation of the merger on January 31, 1996 between us and our predecessor, ObjectSoft Corporation, a New Jersey corporation, which was incorporated in December 1990. The sole purpose of the merger was to change the corporate domicile of our Company to Delaware. We were organized as a wholly-owned subsidiary of ObjectSoft-NJ. Prior to the merger, we conducted no business unrelated to our organization or to effecting the merger.

                       OUR ADDRESSES AND TELEPHONE NUMBER

                  Our executive offices are located at Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601; our telephone number is
(201) 343-9100; our facsimile number is (201) 343-0056; our Internet e-mail address is investors@Objectsoftcorp.com; and our homepage on the World-Wide Web is at http://www.objectsoft.net.

                                  THE OFFERING


Securities being Offered Hereby............. 1,366,050 shares of common stock and 1,366,050 Class A Warrants.
Securities offered Concurrently
by Selling Securityholders.................. 656,037 shares of common stock and
                                             412,500 Class A Warrants, all for
                                             resale by the holders of the Class
                                             A Warrants or of certain other
                                             warrants.
Common Stock Outstanding
prior to Offering (1)....................... 7,152,238 shares
Common Stock to be Outstanding after the
Offering (1)................................ 7,152,238 shares
Class A Warrants  Outstanding prior to the
Offering (2)................................ 1,366,050 Class A Warrants
Risk Factors................................ The securities offered hereby involve a high degree of risk. See
                                             "Risk Factors".
Use of Proceeds............................. Proceeds received from exercise of the Class A Warrants are intended
                                             to be used for working capital and
                                             general corporate purposes. See
                                             "Use of Proceeds."
NASDAQ symbols:
   Common Stock............................. OSFT
   Class A Warrants......................... OSFTW
--------------
(1) Does not include: (i) 1,366,050 shares of common stock issuable upon exercise of the Class A Warrants included in the Units offered hereby;
         (ii) 2,274,324 shares of common stock issuable upon exercise of other outstanding options and warrants and the Class A Warrants issuable upon the exercise of certain of such warrants, (iii) an indeterminate number of shares of common stock issuable upon conversion of the Series D Stock issued in connection with the Amended and Restated 6% Series D Convertible Preferred Stock Subscription Agreement, dated as of December 13, 1998; and (iv) an indeterminate number of shares of common stock issuable upon conversion of the Series E Stock issued in connection with the 6% Series E Convertible Preferred Stock Subscription Agreement dated as of March 17, 1999. See "Management," "Certain Transactions" and "Description of Securities" and "Underwriting."

(2) Does not include 500,000 Class A Warrants, of which (i) 87,500 are included in the units issuable upon the exercise of the Underwriter's Unit Purchase Option, (ii) 375,000 are included in the units issuable upon the exercise of the Bridge Warrants, and (iii) 37,500 are included in the units issuable upon the exercise of the Placement Agent's Warrant. See "Certain Transactions" and "Description of Securities."

                                  RISK FACTORS

         BEFORE YOU BUY SHARES OF OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH SUCH PURCHASE, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS, AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE IN THE SECTION "WHERE YOU CAN FIND MORE INFORMATION ABOUT US" BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK.

         SOME OF THE INFORMATION IN THIS PROSPECTUS AND IN THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE MAY CONTAIN FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS CAN BE GENERALLY IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "INTEND," "ESTIMATE," "CONTINUE," "BELIEVE," OR OTHER SIMILAR WORDS. THESE STATEMENTS DISCUSS FUTURE EXPECTATIONS, OR STATE OTHER "FORWARD-LOOKING" INFORMATION. WHEN CONSIDERING SUCH STATEMENTS, YOU SHOULD KEEP IN MIND THE RISK FACTORS AND OTHER CAUTIONARY STATEMENTS IN THIS PROSPECTUS. THE RISK FACTORS NOTED IN THIS SECTION AND OTHER FACTORS NOTED IN THIS PROSPECTUS COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

WE HAVE A LIMITED OPERATING HISTORY; WE HAVE A HISTORY AND EXPECTATION OF FUTURE LOSSES AND AN ACCUMULATED DEFICIT

         We were incorporated in 1990 and have a limited operating history. In addition, we recently changed our business focus from consulting and training services to focus on products from which we derive operating income and leasing fees, and on Internet services. As a result, any analysis of our operations in the past has only minimal relevance to an evaluation of our net worth, our current products and services and our prospects.

         Although we have generated revenues from operations, we have experienced substantial operating losses. We have incurred, and will continue to incur, significant costs in connection with the development of our interactive public access terminals and Internet operations, which may result in operating losses. We cannot assure you as to if and when we may begin generating significant revenues or achieve profitable operations.

         We have incurred the following losses since 1996:

         Fiscal year ended:
         o        December 31, 1996 ............... $1,240,695
         o        December 31, 1997 ............... $2,519,872
         o        December 31, 1998 ............... $2,514,670

         Quarter ended:
         o        March 31, 1999 .................. $  637,084

As of December 31, 1998, we had an accumulated deficit of $7,184,692. As of March 31, 1999, we had an accumulated deficit of $7,821,776.

OUR NEED FOR ADDITIONAL FINANCING; THE UNCERTAINTY OF ADDITIONAL FINANCING

         Our current policy is generally to own and operate our public access terminals, which may require substantial capital investment. We intend to enter into one or more lease financing arrangements for these terminals.

         We may need to raise additional funds through public or private debt or sale of our equity in order to respond to unanticipated competitive pressures or take advantage of unanticipated opportunities, including acquisitions of complementary businesses or technologies, and the development of new products. In addition, if we experience rapid growth, we may require additional funds to expand our operations or enlarge our organization. In any such event, our continued operation may be dependent on our ability to procure additional financing through sales of additional equity or debt. If we were to issue any additional equity securities or debt securities which are convertible into equity, such issuance could substantially dilute the interests of our security holders existing at the time of such issuance. Such equity securities may also have rights, preferences or privileges senior to those of the holders of our common stock.

         We cannot assure you that additional financing will be available on terms favorable to us, or that additional financing will be available at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of unanticipated opportunities, develop new products or otherwise respond to unanticipated competitive pressures. Such inability could have a materially negative effect on our business, financial condition and results of operations and could require us to materially reduce, suspend or cease operations.

THE CONVERSION OF THE SERIES D AND SERIES E PREFERRED STOCK AND THE EXERCISE OF THE WARRANTS ISSUED IN THE DECEMBER 1998 AND MARCH 1999 PRIVATE PLACEMENTS WILL DILUTE THE VALUE OF YOUR SHARES

         The value of your Shares will be diluted upon the conversion of the Series D and Series E Preferred Stock and upon exercise of the warrants issuable in connection therewith. Specifically, our Series D Preferred Stock is and our Series E Preferred Stock may be convertible into common stock at rates which represent a discount from future market prices of our common stock. This conversion may result in substantial dilution to existing holders of common stock. The sale of such common stock could have a negative impact on the trading price of the common stock and could increase the volatility in the trading price of the common stock. Moreover, if the trading price of the common stock were to decrease significantly, the issuance of the shares upon conversion of the Series D and Series E Preferred Stock could conceivably effect a change of control of the Company.

          In addition, certain warrants which we have issued, including warrants owned by the Selling Stockholders, entitle their holders to acquire our common stock at prices which may represent discounts from its future market prices. Such discounts could result in substantial dilution to existing holders of our common stock. The sale of such common stock acquired at a discount could have a negative impact on the trading price of our common stock and could increase the volatility in its trading price.

         At the date of this Prospectus, we have reserved an aggregate of approximately 4,400,000 shares of common stock for issuance upon exercise of options and warrants to purchase shares of our common stock at an exercise price between $0.50 and $8.00 per share. The number of shares issuable upon exercise of certain of the warrants may be adjusted pursuant to the terms of these warrants. During the terms of the options and warrants, we must give their holders the opportunity to profit from a rise in the market price of our common stock. The existence of the warrants may adversely affect the terms on which we may obtain additional funds in return for the issuance of our equity. Moreover, the holders of these securities are likely to exercise their rights to acquire our common stock at a time when we would otherwise be able to obtain capital with more favorable terms than we could obtain through the exercise of such securities.

WE CHANGED OUR OPERATING FOCUS

         Beginning in mid-1994, we changed our business focus from consulting and training services to focus on products from which we derive operating income and leasing fees and on Internet based services. Operating income is derived from either advertising fees or fees for transactions performed on our interactive public access terminals. Our first public access terminals (SmartStreet(TM)) were introduced in July 1996. Our newest product is FastTake
(R), which we introduced in October 1998 at the East Coast Video Show and which we began shipping in March, 1999. FastTake(R) is designed for the video industry. It permits users to search a data base for a favorite actor, director, or by a portion of the movie name. The user can then access a plot summary, the names of the major actors and directors, still pictures from the movie (photographs) and a preview of the video (known as a trailer). In a future release of the product we expect to add an electronic commerce feature. The operations to which we are now devoting our resources are in the early stages of development. We cannot assure you that we will be successful in attracting new customers or retaining current customers for our new business divisions or in generating significant revenues or profits from such business divisions. Although we anticipate that we will begin to recognize greater revenues from the SmartSign(TM) and FastTake(R) public access terminals during 1999, we cannot predict the actual timing or amount of such revenues. You should consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must, among other things, respond to competitive developments, attract, retain and motivate qualified product development and marketing personnel, continue to upgrade our existing technologies, develop new technologies and commercialize products and services incorporating such technologies. We cannot assure you that we will be successful in addressing such risks. In order to have the financial and technical resources to respond to changing market demands on a timely basis, we may also need to enter into strategic alliances and cooperate with others in an effort to develop our products and services. We cannot assure you that entities with the necessary technical or financial resources will be willing to enter into such alliances with us on acceptable terms or at all.

WE DEPEND ON A NEW UNTESTED PRODUCT

         In early 1996, as part of its Public Access Terminal Demonstration Project, the City of New York entered into an agreement with us to develop public terminals to be located in city offices and other public locations in an effort to expedite transactions with the City of New York . Under this agreement, the City of New York agreed to lease the first five public access terminals, and we have the option to deploy additional terminals throughout the New York City area at our own risk and expense, subject to the approval of terminal locations by the City of New York . We deployed the first five public access terminals in New York City in July 1996, we installed a sixth terminal in August, 1997 (which was discontinued in January 1999) and we installed a seventh in March 1998. The agreement was extended through the end of the 1999 fiscal year of the City of New York (June 30, 1999). The public access terminals are configured to permit us to offer additional services provided either by us or by third parties and to sell advertising on such terminals. The current extended agreement requires us to pay to the City of New York 50% of advertising and third party service revenues from the first five installed terminals. We have been seeking, and will continue to seek, to provide SmartStreet(TM) services to other municipalities, states and government agencies and to organizations in the private sector that provide a large volume of information, records and documents to the public. We entered into the first such additional agreement on March 11, 1998 with the City of San Francisco. The first public access terminal under this agreement was installed in June 1998. It was removed in March 1999 as we decided not to make the investment needed to make the Kiosk fully accessible to blind persons, a condition imposed by the City of San Francisco, since we determined that such cost was uneconomic. We may also seek to enter into agreements with the City of New York and other customers to provide information and services over the Internet, in order to significantly expand the accessibility of such information and services. We also supplied eight terminals to King County, Washington. To be profitable, we must significantly increase the number of terminals placed in New York City and other locations.

         We anticipate that revenues from the public access terminals will be provided by leasing fees paid by the service providers, such as the City of New York, by advertising fees paid by company's advertising on these terminals and by usage fees paid by consumers who obtain services through these terminals. Although public access terminals are currently in operation, we cannot assure you that our terminals will be able to operate consistently and efficiently to provide the anticipated services, that members of the general public will find the public access terminals user-friendly or that they will be comfortable with or be willing to pay the additional cost for the convenience of using this terminal to transact business by electronic means with the City of New York or other service providers. We cannot assure you that the City of New York will be satisfied with the results of the operations of our public access terminals, or that even if they perform adequately, that the City of New York and other potential users of similar terminals will not opt for the products of our competitors. Our ability to market public access terminals to other potential customers will be highly dependent on the continued success and acceptance of the New York City terminals. Furthermore, the municipalities, states and other government agencies that constitute a primary target market for our terminals are subject to potentially severe budgetary constraints and cuts that may limit their ability to fund the acquisition of new technology such as these terminals.

         In addition, we anticipate that a significant portion of the revenues related to the public access terminals will consist of leasing fees and usage fees derived by providing unrelated transactions, such as restaurant information and shopping services, to the users of the terminal and from commercial advertising by local and national companies and businesses. We cannot assure you that commercial entities will be interested in marketing or advertising their products and services by means of public access terminals providing government services. Neither can we assure you that such sale of services or advertising can provide significant revenues to us, or that such sale of services or advertising, if commenced, will prove to be effective and will be continued.

         As of December 31, 1998, all our public access terminals installed in the New York City area were available to provide City of New York information and transaction services. Revenues from advertising began in May 1998, from contracts signed in March 1998. Advertisers in the New York area include Microsoft, Consolidated Edison and Isabella Geriatric Center. To date, we have achieved about $3,000 in monthly fees per public access terminal for the terminals initially installed in New York. We cannot assure you that revenues from additional terminals will achieve these levels of revenue, that the current advertisers will continue to advertise once their contracts have expired or that new advertisers will be found.

         In October 1998 we first demonstrated a new product based on our SmartStreet(TM) technology called FastTake(R), which is designed for the video industry. Deliveries of this product (in many cases on a trial basis) began in March, 1999. As of May 19, 1999, we have placed 22 units in pilot programs, and we have agreements for placement in pilot programs the remaining 8 units currently maufactured as well as most of the 70 units on order. We cannot assure you that additional pilot agreements will be signed, or will be extended into long term agreements. Neither can we assure you that these products will prove to be effective and continue to be in demand. If the FastTake(R) units are not placed in their initial locations we cannot assure you that we will be able to find other locations on the same terms or at all.

WE DEPEND ON CERTAIN LICENSES, INSTALLATION AND MAINTENANCE SERVICES

         FastTake(R) uses databases compiled by and licensed from Video Pipeline, Inc. and film trailers licensed from Screenplay, Inc. If these licenses were canceled for any reason, it may be difficult or expensive to license similar data bases from other providers. We also rely on installation and maintenance services for our FastTake(R) public access terminals which we receive from International Business Machines
(IBM). These contracts could be canceled on short notice. If such contracts were canceled by IBM, this could have a negative affect on our sales as well as on the quality of service which we could provide to our customers.

WE CANNOT BE CERTAIN ABOUT OUR PRODUCT DEVELOPMENT

         Hardware and software as complex and sophisticated as that employed by us in our public access terminals commonly experience errors, or "bugs," both during development and subsequent to commercial introduction. As such terminals are installed in the City of New York and elsewhere, we may identify such problems, either in the software platforms developed by others or in our own proprietary software. We cannot assure you that all the potential problems will be identified, that any bugs that are located can be corrected on a timely basis or at all, or that additional errors will not be located in existing or future products at a later time or when usage increases. Any such errors could delay the commercial introduction or use of existing or new products and require modifications in systems that have already been installed. Remedying such errors could be costly and time consuming. Furthermore, bugs involving the proprietary software of third parties could require the redesign of our proprietary software. Delays in debugging or modifying our products could materially and adversely affect our competitive position with respect to existing and new technologies and products offered by our competitors. In particular, delays in remedying existing or newly identified errors in our public access terminals could materially and adversely affect our ability to achieve significant market penetration with them.

WE ARE VULNERABLE TO TECHNOLOGICAL CHANGES; WE NEED TO BE CONTINUOUSLY ACCEPTED IN RAPIDLY CHANGING MARKETS

         The markets we serve experience rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, more advanced products produced by our competitors could erode our position in our existing markets or other markets that we may enter. It is difficult to estimate the life cycles of our products and services. Our future success will depend, in part, upon our ability to enhance existing products and services and to develop new products and services on a timely basis. In addition, our products and services must keep pace with technological developments, conform to evolving industry standards, particularly client/server and Internet communication and security protocols and publishing formats. We also must address increasingly sophisticated customer needs. In particular, the success of our public access terminals will depend in large measure on their being user-friendly to the public and capable of operating reliably. We might experience difficulties that could delay or prevent the successful development, introduction and marketing of new products and services. New products and services and enhancements might not meet the requirements of the marketplace and achieve market acceptance. If these things happen, they would materially and negatively affect our financial condition and results of operations.

WE HAVE SIGNIFICANT COMPETITION

         We are subject to significant competition from different sources for our different services. Our Internet public access terminal business competes with numerous companies, including IBM, North Communications, Golden Screens and ATCOM/INFO. The City of New York has also awarded contracts, comparable to the contract awarded to us, to North Communications and DSSI (which awarded a subcontract to Golden Screens), both of which have sold similar public access terminals to other municipalities. After fulfillment of the initial contracts, if the City of New York chooses to install additional public access terminals throughout New York City, it may award to others, and not to us, the contract to install such additional terminals. Further, other municipalities or other entities might not seek to acquire these terminals from us. In addition, if this business is successful, additional companies in the software, hardware and communications areas, among others, may seek to enter the market. Many of such competitors may have resources far greater than ours. A total of 19 companies competed for the contracts with the City of New York, many of which can be expected to compete aggressively in other competitive situations.

         Our FastTake(R) business competes with a number of companies, principally Muze, Inc., Advanced Communication Design Inc. and Clair-V, which have been in the video field for far longer than us. Although we believe that FastTake(R) is a competitive product, we cannot assure you that these or other companies with far greater resources than ours might enter the field and negatively affect our FastTake(R) business prospects in this market.

WE MAY HAVE DIFFICULTY COMPLYING WITH GOVERNMENT CONTRACT REQUIREMENTS AND GOVERNMENT REGULATION

         We are initially marketing our public access terminals to entities including municipalities, states and other government agencies, among others. Governmental agencies and authorities are subject to public contract requirements and regulations which vary from one jurisdiction to another. Some of the issues which these requirements and regulations relate to are listed below:

o        bidding procedures;
o        audits;
o        guarantees;
o        insurance coverage;
o        non-discrimination in hiring practices;
o        access to the disabled;
o        record-keeping.

         In San Francisco, we were requested to make the public access terminals accessible to blind persons. Other jurisdictions may impose similar requirements. We are currently attempting to develop a program to make our public access terminals accessible to blind persons, with the aid and cooperation of various organizations for the blind.

         Some public contract requirements may be onerous or even impossible for us to satisfy, such as requirements for large guarantees, and we may not be able to make sales in these jurisdictions. In addition, public contracts frequently require a formal competitive bidding process. The process to date has been and may continue to be long. Even following contract award, significant delays in contract implementation are possible.

OUR STRATEGIC RELATIONSHIP WITH MICROSOFT AFFECTS OUR SALES, MARKETING, SUPPORT ACTIVITIES AND PRODUCT DEVELOPMENT

         We have established a strategic relationship with Microsoft that we believe is important to our sales, marketing and support activities as well as to our product development efforts, relating to our public access terminals. Microsoft supports us in marketing our public assets and services and has agreed to exhibit our public access terminals in Microsoft displays at various trade shows. It has also issued public statements that included favorable references relating to our products. Additionally, Microsoft currently advertises on public access terminals in New York City. It is possible that Microsoft would not continue to support our products, continue our participation in the Developer Days program, continue to advertise on our public access terminals or enter into such agreements with us in the future. Such an eventuality would materially negatively affect us.

WE DEPEND UPON MICROSOFT'S WINDOWS OPERATING SYSTEM

         We have invested in software built on Microsoft's Internet Explorer, Windows Internet Information Server, Windows NT and BackOffice and Office platforms. This software uses programming languages designed for these operating systems. If these platforms do not remain competitive, we might have to spend significant time and resources to make our software compatible to other platforms. Any factor negatively affecting the demand for, or use of, Microsoft's Windows operating system could have an impact on demand for our products or services which in turn would have a material negative effect on our business, results of operations and financial condition. Additionally, any changes to the Windows operating system that require us to make changes to our products would negatively affect us if we were unable to develop or implement such changes in a timely fashion.

WE DEPEND UPON COMMON CARRIERS AND INTERNET ACCESS PROVIDERS

         We are also dependent on various regulated common carriers and unregulated Internet access providers, such as AT&T, Bell Atlantic and PSI. Our service or profitability could be materially and negatively effected if such carriers or providers cannot timely respond to our requirements for service, fail to provide reliable service or increase their rates substantially.

WE DEPEND ON THE INTERNET

         Sales of our Internet-related products and services will depend in large part upon the growth of the Internet industry. We depend on a robust Internet industry and infrastructure for providing commercial Internet access and carrying Internet traffic, and we depend on increased commercial use of the Internet.

WE HAVE A LIMITED CUSTOMER BASE

         The long term success of our business will depend to a large extent on our ability to enter into arrangements with municipalities, other government entities and private entities to make services available through public access terminals and with advertisers to use the terminals as an advertising medium. Ultimately, however, it will also depend upon the willingness of consumers to pay fees to transact business by means of the public access terminals. To date, pursuant to the agreement with the City of New York, we operate only public terminals, which have been available for public use for a short period of time. Additionally we supplied eight public access terminal's to Kings County, Seattle Washington and one public access terminal to the City of San Francisco, which was later removed. The decision of the City of New York to acquire public access terminals from providers other than us could have a direct and materially negative effect on our prospects and could also decrease our ability to market the public access terminals to other potential service providers and advertisers. In addition, we cannot assure you that our initial public access terminals will perform on a commercial basis as anticipated or that we will be able to install and operate additional public access terminals pursuant to the agreement with the City of New York. Nor can we assure you that the City of New York will seek to acquire additional terminals or that we will secure a contract to supply additional terminals to the City of New York. With regard to other potential users, we cannot assure you that we will succeed in marketing our public access terminals to other potential users, or that we will be able to attract additional service providers or advertisers to public access terminals that may be located in New York City area or elsewhere.

         Historically, we have derived a significant portion of our revenues from a relatively limited number of customers. During 1998, one customer accounted for approximately 73% of our revenues. During 1997, one customer accounted for approximately 84% of our revenues, and during 1996, two customers accounted for approximately 71% of our revenues. The services provided to such customers were consulting and related services and, more recently, services related to the development of Intranet and public access terminal technology. We cannot assure you that such customers or others will retain us to install public access terminals or to provide such services to them in the future. So far, we have derived only limited revenue from FastTake(R), which we began shipping in March 1999.

THERE IS RISK INVOLVED IN OUR MANUFACTURING ACTIVITIES

         We are responsible for the design of our public access terminals. Subcontractors are responsible for the engineering and manufacturing of their hardware and graphical components. Only a limited number of public access terminals have been built to date, so it is difficult for us to predict if our current subcontractors will be able to engineer and produce such terminals on a satisfactory basis. While we believe that we could arrange to have public access terminals built by other subcontractors on comparable terms, we would experience costs and delays if we needed to do so. Our future success will depend in part on our ability to retain subcontractors and maintain good relationships with subcontractors, because we need to assure the timelines and quality of the manufacture of our public access terminals.

THERE IS POTENTIAL FLUCTUATION IN OUR QUARTERLY OPERATING RESULTS

         Our quarterly operating results have in the past and may in the future vary significantly. These variations depend upon factors such as the timing of significant orders, which in the past have been, and may be in the future, delayed from time to time due to delays in the contracting process. The potential customers for our public access terminals are expected to include municipalities, government agencies and large organizations; that is, entities that typically engage in extended competitive bidding, approval and negotiation procedures with respect to contracts, with no assurance that the contract will ultimately be awarded to us. Our FastTake(R) public access terminals are dependent on agreements with distributors, video stores and studios (to provide advertising support). To date, only one distributor agreement has been signed (with Plaza Entertainment) and agreements have been signed with four studios and eight video outlets representing 30 initial locations. Additional factors contributing to variability of operating results include the following:

o        the pricing and mix of services and products which we sell;
o        terminations of our service;
o        new products which we or our competitors introduce;
o market acceptance of new and enhanced versions of our products and services;
o changes in pricing or marketing policies by our competitors and our responses thereto;
o        our ability to obtain sufficient vendors;
o        our ability to obtain supplies of sole or limited source components;
o our ability to make changes in our network infrastructure costs, as a result of demand variation or otherwise;
o and the lengthening of our sales cycle due to expansion and the timing of the expansion of our network infrastructure.

Variations in the timing and amounts of revenues and costs could have a materially negative effect on our quarterly operating results.

WE DEPEND UPON KEY MEMBERS OF OUR MANAGEMENT

         Our business is greatly dependent on the efforts of our executive officers and key employees, and on our ability to attract key personnel. In particular, our future success is dependent upon the personal efforts of our founders, David E. Y. Sarna, our Chairman, Co-Chief Executive Officer, Secretary and Director and George J. Febish, our President, Co-Chief Executive Officer, Treasurer and Director. We have entered into employment agreements with each of Messrs. Sarna and Febish, which terminate on December 31, 2001. We have in place key person life insurance policies, of which we are the beneficiary, on the lives of Messrs. Sarna and Febish in the amount of $1,000,000 each. However, the loss of the services of our executive officers or other key employees could delay our ability to fully implement our operating strategy, which could have a materially negative effect on our business, operating results and financial condition.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN EMPLOYEES AND CONTRACT PROVIDERS

         Our success will depend in large part upon our ability to attract, develop, motivate and retain highly skilled technical employees. In particular we must be able to attract software developers, project managers and other senior personnel, as well as independent providers of creative content for our public access terminals and websites. Qualified project managers and skilled developers with Intranet, Internet and ActiveX(TM) skills are in particularly great demand and are likely to remain a limited resource for the foreseeable future. Although we expect to continue to be able to attract and retain sufficient numbers of highly skilled technical employees, developers, project managers and independent content providers for the foreseeable future, there can be no assurance that we will be able to do so. The loss of some or all of our project managers and other senior personnel could have a materially adverse impact on us, particularly on our ability to secure and complete engagements. Other than Messrs. Sarna and Febish, no other senior personnel have entered into employment agreements obligating them to remain employed by us for any specific term; however, substantially all our key employees are parties to nonsolicitation, confidentiality and noncompetition agreements with us.

OUR SUCCESS DEPENDS UPON OUR PROPRIETARY TECHNOLOGY

         Our success and ability to compete is dependent in part upon our proprietary technology. While we rely on trade secret, contract, trademark, patent and copyright law to protect our technology, we believe that other factors are more essential to establishing and maintaining a technology leadership position. Theses factors include: the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance. We presently have several patents or patent applications pending. There can be no assurance that such patent applications will be allowed or even if such applications are allowed that others will not develop technologies that are similar or superior to our technology. The source code for our proprietary software is protected as a trade secret. In addition, we do not sell or license our technology to third parties, but rather deliver services through our public access terminals. Our proprietary software is not disclosed to third parties. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain aspects of our products or to obtain and use information that we regard as proprietary or to develop similar technology independently. Policing unauthorized use of our products is difficult. In addition, effective trade secret and copyright protection may be unavailable or limited in certain foreign countries. We cannot assure you that the steps we have taken will prevent misappropriation of our technology. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend againstclaims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material negative effect on our business, operating results or financial condition.

         Certain technology used in our products or services is licensed or leased from third parties, generally on a nonexclusive basis. While the licenses involved are primarily "shrink wrap licenses"; that is, licenses available to anyone who purchases publicly available software programs, in the event any of these licenses or leases is terminated or in the event the underlying programs are discontinued our operations may be materially negatively affected. Replacement of certain technologies which we license or lease could be costly and could result in product delays which would materially and negatively affect our operating results. While it may be necessary or desirable in the future to obtain other licenses or leases relating to one or more of our products or services or relating to current or future technologies, we cannot assure you that we will be able to do so on commercially reasonable terms or at all.

WE ARE EXPOSED TO RISK OF SYSTEM FAILURE, RISKS ASSOCIATED WITH THE SECURITY OF OUR SYSTEMS AND LIABILITY RISKS

         Our operations are dependent upon our ability, and the ability of our suppliers, such as AT&T, Bell Atlantic and PSI to protect our network infrastructure against damage from fire, earthquakes, power loss, telecommunications failures and similar events. Despite the precautions we take, the occurrence of a natural disaster or other unanticipated problems at our network operations center or public access terminals in the future could cause interruptions in the services we provide. In addition, there could be interruptions in the services we provide if our telecommunications providers fail to provide the data communications capacity we require as a result of a natural disaster, operational disruption or for any other reason. Any damage or failure that causes interruptions in our operations could have a material negative effect on our business, financial condition and results of operations. Our public access terminals are designed to operate with reduced functionality even without connection to telecommunication lines. However, a substantial failure could negatively affect our business.

         Despite the implementation of security measures, the core of the infrastructure of our network is vulnerable to computer virus attacks and other disruptive problems. In the past, we and our Internet access providers have experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized use could also potentially jeopardize the security of confidential information stored in our computer systems and in the computer systems of our customers, which may result in us being liable to our customers and also may deter potential users. Although we intend to continue to implement industry-standard security measures, including the use of firewalls and virus detection and prevention software, such measures have been circumvented in the past, and we cannot assure you that measures we implement will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers which could have a material negative effect on our financial condition and results of operations.

         Our success will depend upon the capacity, reliability and security of our network infrastructure, including processing capability, and the facilities and capacity leased from access providers and telecommunications vendors. We must continue to expand and adapt our network infrastructure as the number of users and the amount of information they wish to transfer increases, and to meet changing customer requirements. The expansion and adaptation of our network infrastructure will require substantial financial, operational and management resources. We cannot assure you that we will be able to expand or adapt our network infrastructure to meet additional demand or our customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all. If we fail to expand our network infrastructure on a timely basis or adapt it either to changing customer requirements or to evolving industry standards, our business, financial condition and results of operations could be materially negatively affected.

         The public access terminals that were installed in various locations in New York City since July 1996, in Kings County, Seattle, Washington since June 1997 and the FastTake(R) Kiosks installed since March 1999 have have only been operating for a short time. Accordingly, we have only limited experience with actual consumer interaction with the public access terminals. While we have designed the public access terminals to be resistant to vandalism, there can be no assurance that vandals will not succeed in damaging or disabling these terminals. In addition, although we believe it is unlikely, users of the public access terminals may seek to hold us liable for injuries allegedly incurred in connection with using them.

         While we maintain insurance covering, among other things , losses resulting from business interruptions caused by system failures, damages to public access terminals or claims by users of the public access terminals, with an annual limit of $2,000,000, and a $5,000,000 umbrella policy, we cannot assure you that such insurance will provide sufficient coverage or that if there are multiple claims, such insurance will not be terminated or will be available for terms affordable to us.

WE HAVE RISK OF LIABILITY DUE TO FUTURE REGULATION OF THE INTERNET ACCESS
INDUSTRY

         We are currently not subject to direct regulation by the Federal Communications Commission or any other agency, other than regulations applicable to businesses generally and businesses doing business with governmental agencies (see "Risk Factors -- We May Have Difficulties Complying with Government Contract Requirements and Government Regulation").

         Changes in the regulatory environment relating to the Internet access industry could have a negative effect on our business. Due to the increase in Internet use and publicity, it is possible that laws and regulations may be adopted with respect to the Internet, including with respect to privacy, pricing and characteristics of products or services. We cannot predict the impact, if any, that future laws and regulations or legal or regulatory changes may have on our business.

         The law relating to the liability of on-line services companies and Internet access providers for information carried on or disseminated through their systems is currently unsettled. Parties have instituted several private lawsuits seeking to impose such liability upon on-line services companies and Internet access providers. In addition, there is proposed legislation which would impose liability for or prohibit the transmission on the Internet of certain types of information and content. We may be exposed to such potential liability in the event we were to make services such as the one offered through our public access terminals available over the Internet. Although we carry insurance, it may not be adequate to compensate us in the event we become liable for information carried on or disseminated through our systems.

OUR CURRENT MANAGEMENT HAS CONTINUING CONTROL OF THE COMPANY

         As of the date of this Prospectus, David E. Y. Sarna, our Chairman and Co-Chief Executive Officer, and George J. Febish, our President and Co-Chief Executive Officer, each of whom is also a director and a principal stockholder of ours, together with The David E. Y. Sarna Family Trust and The George J. Febish Family Trust, beneficially own, in the aggregate, approximately 23% of our issued and outstanding shares of our common stock. As a result, assuming no exercise of any of the warrants and options or convertible securities which we have issued, and subject to the effect of additional voting shares which we may issue in the future, these stockholders could exercise a significant influence over the control of the Company and on the outcome of matters submitted to our stockholders for approval, which influence might not be consistent with the interests of other stockholders. In addition, if they were to act together, they could under certain circumstances be able to elect a majority of our directors, deter or cause a change in control of the Company and otherwise generally control our affairs. On the other hand, the conversion rights which may be exercised pursuant to the December 1998 and March 1999 Subscription Agreements could conceivably effect a change of control of the Company if the trading price of our common stock were to decrease significantly.

WE DO NOT ANTICIPATE THE PAYMENT OF DIVIDENDS

         Other than distributions made prior to 1993, when we were a closely-held "S corporation," we have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future.

SHARES THAT ARE ELIGIBLE FOR SALE IN THE FUTURE MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

         A significant number of the outstanding shares of our common stock are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. The restricted shares may be sold pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. In the absence of any agreement to the contrary, the outstanding restricted common stock could be sold in accordance with one or more other exemptions under the Securities Act (including Rule 144). Rule 144, as amended, permits sales of restricted securities by any person (whether or not an affiliate) after one year, at which time sales can be made subject to the Rule's existing volume and other limitations and by non-affiliates without adhering to Rule 144's existing volume or other limitations after two years. In general, an "affiliate" is a person with the power to manage and direct our policies. The SEC has stated that, generally, executive officers and directors of an entity are deemed affiliates of the entity. Future sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could negatively affect the price of the shares in any market that may develop for the trading of such shares.

WE CANNOT ASSURE YOU OF CONTINUED NASDAQ LISTING; WE MAY BE SUBJECT TO PENNY STOCK REGULATIONS

         The Board of Governors of the National Association of Securities Dealers, Inc. has established certain standards for the continued listing of a security on the Nasdaq SmallCap Market(TM). The maintenance standards for continued listing of our common stock on Nasdaq require, among other things, that the minimum bid price of our common stock is at least $1.00 and that we maintain net tangible assets (as defined by NASDAQ) of at least $2,000,000. Net tangible assets is total assets (excluding goodwill) minus total liabilities. The closing bid price of our common stock as of May 14, 1999 was $2. As of March 31, 1999, our net tangible assets amounted to $3,435,040. If our securities were to be excluded from Nasdaq, it may negatively affect the prices of our securities and the ability of holders to sell them. In the event that our securities are not listed on Nasdaq, trading would be conducted in the "pink sheets" or through the National Association of Securities Dealers, Inc. Electronic Bulletin Board. In the absence of our common stock being quoted on Nasdaq, trading in our common stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 for non-Nasdaq and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

         The Commission adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. If our common stock were subject to the regulations on penny stocks, the market liquidity for our common stock would be severely affected by limiting the ability of broker/dealers to sell our common stock and the ability of purchasers to sell their securities in the secondary market. We cannot assure you that trading in our securities will not be subject to these or other regulations in the future which would adversely affect the market for such securities.

RISK RELATED TO THE YEAR 2000 ISSUE

         Many currently installed computer systems and software products accept only two digit codes to define a specific year. Computer equipment and software with embedded technology which are time-sensitive may recognize the two digit date code "00" as the year 1900 rather than the year 2000, resulting in system failure or miscalculations. This problem is generally referred to as the "Year 2000 issue". We use software and related technologies that will be affected by the "Year 2000 issue." We began the process of identifying the changes required to our computer programs and hardware during 1996. We believe that all of our major programs and hardware are Year 2000 compliant. We believe that we will not incur any significant costs between now and January 1, 2000 to resolve Year 2000 issues. However, we cannot assure you that other companies' computer systems and applications on which our operations rely will be timely converted, or that any such failure to convert by another company would not have a material negative effect on our systems and operations. Furthermore, there can be no assurance that the software that we use which has been designed to be Year 2000 compliant, contains all necessary date code changes.

THE POSSIBLE NEGATIVE EFFECT OF ANTI-TAKEOVER PROVISIONS, A STAGGERED BOARD AND PROVISIONS RELATING TO STOCKHOLDER ACTIONS

         There are certain provisions of Delaware law and certain provisions in our Certificate of Incorporation, as amended, and in our Amended and Restated Bylaws, which could make it more difficult for a third party to acquire control of the Company and could discourage a third party from attempting to do so. Certain of these provisions allow us to issue Preferred Stock with rights senior to those of our common stock without any further vote or action by the stockholders, eliminate the right of stockholders to act by written consent and impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. In addition, our Board of Directors is divided into classes which serve in staggered terms, meaning that the Board members may only be replaced a few at a time. This fact could have the effect of delaying a change in control of the Company. In addition, we have 5,000,000 shares of authorized Preferred Stock, which we could issue in the future without further stockholder approval and upon such terms and conditions, and with such rights, privileges and preferences, as the Board of Directors may determine. The rights of the holders of our common stock will be subject to, and may be negatively affected by, the rights of the holders of Preferred Stock that may be issued in the future. In addition to the Series D Preferred Stock which we have issued under the terms of the December 1998 Subscription Agreement and the Series E Preferred Stock which we have issued under the terms of the March 1999 Subscription Agreement, we may issue additional Preferred Stock in connection with future financings. See "Description of Securities - Delaware Takeover Statute and Certain Charter Provisions."

THERE ARE LIMITATIONS ON THE LIABILITY OF OUR DIRECTORS AND OFFICERS

         Our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws contain provisions limiting the liability of our directors for monetary damages to the fullest extent permissible under Delaware law. This is intended to eliminate the personal liability of a director for monetary damages on an action brought by or in the right of our Company for breach of a director's duties to us or to our stockholders except in certain limited circumstances. In addition, our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws contain provisions requiring us to indemnify our directors, officers, employees and agents serving at our request, against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in or not opposed to the best interests of the Company. The Certificate of Incorporation, as amended, and the Amended and Restated Bylaws provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for us. These provisions may reduce the likelihood of derivative litigation against directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duties to us, even though such an action, if successful, might otherwise benefit the Company and its stockholders.


                                 USE OF PROCEEDS

         The net proceeds which may be realized by our Company upon the exercise of all of the Class A Warrants which were issued in connection with the Company's initial public offering in November 1996, after provision for a possible payment of a warrant solicitation fee of five percent and deduction of expenses of this offering, will be approximately $8,400,000. Inasmuch as the Company has received no firm commitments for the exercise of such Class A Warrants, no assurance can be given that any such Class A Warrants will be exercised.

         Any net proceeds received from the exercise of the Class A Warrants offered hereby are intended to be used for general corporate purposes and working capital.


                                 DIVIDEND POLICY

         Other than distributions made prior to 1993, when we were a closely-held "S corporation," we have never declared or paid cash dividends on its common stock. We currently anticipate that we will retain all available funds for use in the operation of our business, and therefore we do not anticipate paying any cash dividends on the common stock in the foreseeable future.

                                 CAPITALIZATION

The following table sets forth the capitalization of our Company as of March 31, 1999





                                                                                          Actual
                                                                                       (Unaudited)
                                                                                       March 31,1999
                                                                                       -------------
6% non-voting convertible preferred stock, $100 par, authorized 20,000 shares;
issued and outstanding 10,500 shares                                                      1,050,000
6% non-voting convertible preferred stock, $100 par, authorized 25,000 shares;
issued and outstanding 21,000 shares                                                      2,100,000
Common stock, $.001 par value; authorized 20,000,000 shares; issued and
outstanding 6,960,135 shares at March 31, 1999                                                  696
Additional paid-in capital                                                                8,106,120
Accumulated deficit                                                                      (7,821,776)
                                                                                         ----------
Total stockholders' equity                                                                3,435,040
                                                                                         ----------

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         On November 12, 1996, the common stock and Class A Warrants were listed for quotation on the SmallCap Market(TM) on the Nasdaq System under the symbols OSFT and OSFTW, respectively. The following table sets forth, for the periods indicated the high and low bid prices for the common stock and Class A Warrants as reported by Nasdaq. Quotations reflect prices between dealers, without retail mark-up, mark down or commissions and may not necessarily represent actual transactions.



       Quarters Ended            Common Stock               Class A Warrants
       --------------            ------------               ----------------
                              High            Low         High           Low
                              ----            ---         ----           ---
Fiscal Year 1999
  First Quarter               4.875           1.656       2.125          0.375

Fiscal Year 1998
   Fourth Quarter             7.50            0.375       3.00           0.063
   Third Quarter              2.188           1.00        0.375          0.125
   Second Quarter             3.250           1.781       0.656          0.0
   First Quarter              3.313           2.125       0.750          0.188

Fiscal Year 1997
  Fourth Quarter              5.25            2.875       0.53125        0.50
  Third Quarter               5.875           3.25        2.75           0.75
  Second Quarter              6.375           4.25        1.875          0.875
  First Quarter               5.875           4.50        5.50           0.75




  As of May 18, 1999, there were 51 holders of the common stock and 8 holders of record of the Class A Warrants.

                             SELECTED FINANCIAL DATA

         The selected financial data set forth below as at December 31, 1998 and for each of the two fiscal years then ended have been derived from our audited financial statements. Our financial statements as at December 31, 1998, and for each of the years in the two-year period then ended, including the notes thereto, and the related report of Richard A. Eisner & Company, LLP, independent auditors, are included elsewhere in this Prospectus. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of our Company and related notes thereto included elsewhere in this Prospectus. Data for the three month periods ended March 31, 1999 and 1998 are derived from unaudited statements, but in the opinion of management include all adjustments necessary for a fair presentation of the data. Results for the three month period ended March 31, 1999 may not be indicative of results expected for the year ending December 31, 1999.


                                                 Three Months Ended March 31                 Year Ended December 31
                                                 ---------------------------                 ----------------------
STATEMENT OF OPERATIONS DATA:                      1999              1998 (1)               1998                1997
                                                   ----              ----                   ----                ----
REVENUES:
     Development and Training                    $  16,100           $  15,166           $   43,672             266,853
     Rental Income                                  29,250              29,125              116,793             364,314
                                                 ---------           ---------          -----------           ---------
                          Total Revenues            45,350              44,291              160,465             631,167
                                                 ---------           ---------          -----------           ---------
EXPENSES:
   Cost of Service:
     Development and training                       94,922              49,430              334,503             346,767
     Rentals                                        92,429             133,926              331,587             426,755
   Research and development                         78,911             147,340              490,558             613,000
   General and administrative                      522,588             468,812            1,930,255           1,766,333
                                                 ---------           ---------          -----------           ---------
                     Total expenses                788,850             799,508            3,086,903           3,152,855
                                                 ---------           ---------          -----------           ---------

                     Loss from operations         (743,500)           (755,217)          (2,926,438)         (2,521,688)
                                                 ---------           ---------          -----------           ---------
Other income (expense):
   Realized and unrealized gain (loss)
       on marketable securities                    (10,265)             (1,846)              (7,041)            137,927
   Interest and dividend income                      2,800              34,371               72,891             126,562
   Interest expense                                 (6,119)             (2,927)             (14,082)            (12,673)
   Loss on uncollectible loan                                                                                  (250,000)
                                                 ---------           ---------          -----------           ---------
                     Total other income            (13,584)             29,598               51,768               1,816
                                                 ---------           ---------          -----------           ---------

Loss before income tax benefit                    (757,084)           (725,619)          (2,874,670)         (2,519,872)
Income tax benefit                                 120,000              90,000              360,000
                                                 ---------           ---------          -----------

Net (Loss)                                       ($637,084)          ($635,619)         ($2,514,670)         (2,519,872)
                                                 =========           ==========         ===========          ==========
Basic and Diluted Net (Loss)

  Per share                                        ($0.18)              ($0.16)             ($0.55)              ($0.62)
                                                 =========          ===========         ==========           ==========
Weighted Average Number of                       6,924,421           4,082,676           4,548,696            4,066,994
                                                 =========          ===========         ==========           ==========
  Shares Outstanding


BALANCE SHEET DATA:                            March 31, 1999         March 31,          December 31,         December 31,
                                               --------------         ---------          ------------         ------------
                                                                        1998                1998                 1997
                                                                        ----                ----                 ----
  Working capital                                 $1,963,017          $1,074,965           $932,854          $1,330,987
  Total assets                                     3,902,734           1,849,147          2,937,107           2,723,551
  Accumulated deficit                             (7,821,776)         (5,395,641)        (7,184,692)         (4,670,022)
  Total stockholders' equity                       3,435,040           1,547,629          2,193,711           2,273,248

 --------------
  (1) Adjusted for year end audit adjustments

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                  The following discussion and analysis provides information which our management believes is relevant to assessing and understanding our results of operations and financial condition. This discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in the Prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

                  Some of the information in this Prospectus and in the documents we have incorporated by reference may contain forward-looking statements. Such statements can be generally identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. These statements discuss future expectations, or state other "forward-looking" information. When considering such statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted in this Prospectus could cause our actual results to differ materially from those contained in any forward-looking statements.

OVERVIEW

                  The Company provides IPAT and Internet-based services. Beginning in mid-1994, the Company changed its focus from consulting and training services to transactional, fee-based and advertising-supported products and services. The Company has sustained net losses in each of the last two fiscal years with a net loss of $2,519,872 in 1997 and a net loss of $2,514,670 in 1998. For the quarter ended March 31, 1999, the Company sustained a net loss of $637,084. In September 1995, the Company introduced OLEBroker(TM) , its fee-based website on the Internet. The Company's SmartStreet(TM) IPATs were introduced in July 1996 and its FastTake(R) IPATs were introduced in October 1998. The Company has not recognized any significant income to date from its IPATs. Although the Company anticipates that it will begin to recognize greater revenues from the FastTake(R) IPATs during 1999, it cannot predict the actual timing or amount of such revenues.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

                  Revenues decreased by $470,702 or 75% to $160,465 in 1998 from $631,167 in 1997. Development and training revenue decreased by $223,181 or 84% to $43,672 in 1998 from $266,853 in 1997. Rental income decreased by $247,521 or 68% to $116,793 in 1998 from $364,314 in 1997. The Company's decreased development and training revenue resulted from a redirection of the Company's resources to transactional fee-based products and services. The above decreases were offset, in part, by an increase in revenues from advertising on the Company's kiosks. The decrease in rental income was due to the completion of the original contract with the City of New York, and an extension of the contract with the City of New York which resulted in a reduction in the rental of five kiosks from $30,090 to $9,700 per month, through June 30, 1999, which will be used to recover the incremented costs associated with providing services for the extended period.

                  Costs of services for development and training decreased by $12,264 or 4% to $334,503 in 1998 from $346,767 in 1997, and cost of services for rentals decreased by $95,168 or 22% to $331,587 in 1998 from $426,755 in 1997. The decreases were due to the redirection of the Company's resources to transactional fee-based products, which were offset, in part, by normal increases in expenses.

                  Research and development expenses decreased by $122,442 or 20% to $490,558 in 1998 from $613,000 in 1997, due to the expensed development costs for the SmartStreetJ operations in 1997. In addition, during the years ended December 31, 1998 and December 31, 1997, the Company has capitalized additional software development costs which aggregated $72,027 and $37,909, respectively. Approximately $44,000 of the costs capitalized in 1998, relate to the development of FastTake(R).

                  General and administrative expenses increased by $163,922 or 9% to $1,930,255 in 1998 from $1,766,333 in 1997, due principally to increases in advertising and marketing expenses.

                  Other income increased by $49,952 to $51,768 in 1998 from $1,816 in 1997, Investment income, in 1998, was lower than in 1997 due to the utilization of cash and investments to fund operations. Additionally, during 1997, other income was reduced as a result of the $250,000 provision for loss on a loan receivable.

                  The Company has entered into an agreement to sell certain New Jersey net operating losses and research and development credits, which resulted in the Company recognizing in 1998 an income tax benefit of $360,000 in 1998 and $120,000 in the first quarter of 1999.

                  Net loss decreased by $5,202 to a net loss of $2,514,670 in 1998 from a net loss of $2,519,872 in 1997. This was due to lower revenues due to the renegotiation of the New York City contract, offset by lower expenses related to lower revenues and partly offset by the income tax benefit in 1998 and a provision for loan receivable in 1997.

                  At December 31, 1998, the Company had federal net operating loss carryforwards of approximately $7,346,000. A valuation allowance aggregating $2,806,000 has been recorded as a result of uncertainties regarding the realization of substantially all of the assets due to the lack of earnings history of the Company. See Note I of Notes to Financial Statements.

THREE MONTHS ENDED MARCH 31, 1999 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1998

         The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for any other interim period or for the fiscal year ending December 31, 1999.

         Net revenues increased by $1,059 or 2% to $45,350 for the three months ended March 31, 1998 from $44,291 for the three months ended March 31, 1997. The change was due to the initial shipment of FastTake(R) product in March, 1999. Significant shipments of FastTake(R) began in April, 1999, which are not reflected in these financial statements.

         Cost of services increased by $3,995 or 2% to $187,351 for the three months ended March 31, 1999 from $183,356 for the three months ended March 31, 1998, due to normal increases in expenses.

         Research and development expenses decreased by $68,429 or 46% to $78,911 for the three months ended March 31, 1999 from $147,340 for the three months ended March 31, 1998, due to a decrease in personnel devoted to research and development in connection with the Company's expansion into San Francisco, which was terminated in March, 1999.

         General and administrative expenses increased by $53,776 or 11% to $522,588 for the three months ended March 31, 1999 from $468,812 for the three months ended March 31, 1998, due principally to increases in marketing expenses relating to the Company's new product FastTake(R).

         Other income decreased by $43,182 to ($13,584) for the three months ended March 31, 1999 from $29,598 for the three months ended March 31, 1998, due to lower investments.

         The net loss increased by $1,465 or .2% to $637,084 for the three months ended March 31, 1999 from $635,619 for the three months ended March 31, 1998, due to an increase in marketing expenses related to FastTake(R) offset by a decrease in research and development related to the Company's expansion into San Francisco.

LIQUIDITY AND CAPITAL RESOURCES

          For the three months ended March 31, 1999 the Company incurred a net loss of $637,084. The accumulated deficit increased to $7,821,776 as the Company continues to incur operating losses as expenses exceed revenue. The Company had working capital of $1,963,017 as of March 31, 1999 as compared to $932,854 as of December 31, 1998, or a increase of $1,030,163. Capital expenditures and capitalized software amounted to $357,830.

         The Company expects to fund the deployment of additional FastTake(R) and other kiosks, and make kiosk related acquisitions, from available working capital and from funds that will be derived from future operating revenues. However, there can be no assurance that future revenues will be generated in sufficient amounts or that additional funds will not be required for the expansion of operations. The Company intends to lease equipment whenever possible on acceptable terms.

         The Company raised $1,800,000 (net of expenses) in connection with a private financing of Series E Preferred Stock consummated on March 17, 1999. The Company intends to meet its long-term liquidity needs through available cash and cash flow as well as through additional financing from outside sources. On February 19, 1999, the Company entered into a letter of intent with a New York Stock Exchange member firm for a proposed underwritten secondary public offering of up to $20 million of Common Stock. The proposed public offering would be made only by means of a prospectus. However, no assurance can be given that the Company will be successful in consummating such an offering or raising any additional capital. Further, there can be no assurance, assuming the Company successfully raises additional funds, that the Company will achieve profitability or positive cash flows. If the Company is not successful in raising additional funds, it might be forced to curtail the scope of its operations.

         The Company anticipates that its existing working capital will be sufficient to fund its operations at least through October 31, 1999. Continuing operations thereafter will depend on cash flow operations and the ability to raise additional funds through equity, debt or other financing. There can be no assurance, however, that such funds will be available.

YEAR 2000

         GENERAL

         Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish the twenty-first century dates from the twentieth century dates. The Company uses software and related technologies that will be effected by the "Year 2000 problem." The Company began the process of identifying the changes required to their computer programs and hardware during 1996. The Company believes that all of its major programs and hardware are Year 2000 compliant. The Company believes that it will not incur any significant costs between now and January 1, 2000 to resolve Year 2000 issues. However, there can be no assurance that other companies' computer systems and applications on which the Company's operations rely, will be timely converted, or that any such failure to convert by another company would not have a material adverse effect on the Company's systems and operations. Furthermore, there can be no assurance that the software that the Company uses which has been designed to be Year 2000 compliant contains all necessary date code changes.

         THIRD PARTIES

         The Company has also initiated formal communications with significant suppliers and other key third parties to determine the extent to which the Company is vulnerable to those third parties' failure to resolve their own Year 2000 compliance issues. There can be no assurance that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company's results of operations.

         RISK ASSESSMENT/CONTINGENCY PLANNING

         At this time, the Company believes its most reasonable likely worst case scenario would include (i) a key material vendor or service provider experiencing problems with delivery of materials, components or services; or
(ii) the failure of infrastructure services provided by government agencies and other third parties (e.g., electricity, telephone, transportation, Internet services, etc.). As noted above, the Company is evaluating the Year 2000 compliance status of its key third-party vendors to identify potential risks for contingency planning purposes. The Company anticipates that appropriate contingency plans will be prepared throughout 1999 as determined to be necessary.

INFLATION AND SEASONALITY

         The rate of inflation was insignificant during the year ended December 31, 1998. In the past, the effects of inflation on personnel costs have been offset by the Company's ability to increase its charges for services rendered. The Company continually reviews its costs in relation to the pricing of its products and services.

         The Company's business is not seasonal.

                                    BUSINESS


                                   WHAT WE DO

         We are currently engaged in the business of providing retail kiosks that offer transaction-based and advertising- supported services through interactive public access terminals (IPATs or kiosks) as well as the Internet. These kiosks utilize a foundation developed during projects with the Cities of New York and San Francisco that support many retail businesses with a minimum of adaptation. The kiosk can easily change its personality (i.e., "look and feel") in three ways:

o        Change the appearance of the enclosure
o        Change the on-screen graphics
o        Change the database supporting what is being retailed

         The Company's IPATs are primarily held for operating income which is derived from rental and advertising fees and transactional revenue, but may be sold outright to some customers. This approach allows the Company control over the look and operation of its kiosks. A customer can recognize the brand name and develop an expectation for how the kiosk will operate. In addition, the Company can control the content to ensure that it is being kept up-to-date. An IPAT is a machine deployed in areas with high pedestrian traffic or within a retail outlet that permits the general public to obtain information or to purchase goods and services. At a minimum, an IPAT contains a computer, a computer monitor and a touch screen. It may also contain one or more of the following devices: keyboard, page printer, receipt printer, credit card reader, video camera, signature pad, communications devices, a second processor, an upper monitor, a ticket printer, illuminated signs or combinations of these devices. The IPATs use standard, off-the-shelf operating systems and proprietary software to control and manage the IPAT functions.

         The Company's newest product is FastTake(R), which the Company introduced in October 1998 at the East Coast Video Show and began shipping in March 1999. FastTake(R) is initially targeted for the video industry. It permits users to search a database for a favorite actor or director, or by a portion of the movie name. The user can then access facts about the movie title, a plot summary, the names of its major actors and directors, still pictures from the movie (photographs) and a preview of the video (known as a trailer). For the video store owner, FastTake(R) has three main purposes:

         o Provide the consumer with an easy way to locate "Catalog Titles" (i.e., older films). The consumer does not normally require a kiosk to find the latest video titles which are heavily marketed; FastTake(R) assists consumers find older titles that are no longer marketed.

         o Generate revenue through a three-way "barter." Studios provide the Company with barter product, typically Catalog Titles with a value of approximately $100 per title per kiosk, based on manufacturer's suggested retail price (MSRP). This product would be placed on or near the kiosk. This increases the chances that a consumer will see the title and want to buy or rent it.

         o Support direct product sales. Advertisers can sell additional products through the kiosk, such as candy, popcorn, soda and toys that are related to video sales. FastTake(R) also offers a facility that allows consumers to sign-up on the kiosk for drawings and prizes.

         In a future release of FastTake(R), the Company expects to add an electronic commerce feature that will enable the purchase or rental of chosen videos. FastTake(R) uses databases compiled by and licensed from Video Pipeline, Inc.

and film trailers licensed from Screenplay, Inc. As of May 19, 1999, 30 units were manufactured, of which 22 were installed, and an additional 70 units were ordered for delivery in the near future.

         Most retailers require a 90-120 day trial period to determine how successfully FastTake(R) operates in their stores. At the conclusion of such trial period, they can determine whether or not they wish to expand into additional stores.

         The Company's FastTake(R) public access terminals are dependent on agreements with sales distributors, video stores and studios to provide advertising support. To date, only one distributor agreement has been signed (with Plaza Entertainment) and agreements have been signed with four studios and 29 video outlets representing 59 initial locations. Several additional outlets are expected to sign similar agreements shortly. As of May 19, 1999, a total of 22 FastTake(R) kiosks have been installed. The majority of the FastTake(R) kiosks have been placed in locations through introductions provided by the four largest distributors in the industry.

         Although the Company anticipates that it will begin to recognize greater revenues from FastTake(R) during 1999, it cannot predict the actual timing or amount of such revenues. In addition, most of the units being placed are for trial periods of six months or less and there can be no assurance that when the Company installs these products, they will prove to be effective and continue to be in demand. The Company also relies on installation and maintenance services for the FastTake(R) terminals provided by International Business Machines (IBM). These contracts could be canceled on short notice. If such contracts were canceled by IBM, this could have a negative affect on the Company's sales as well as on the quality of service which the Company could provide to the Company's customers.

         FastTake(R) revenues are expected to be generated from several sources, as follows:

              o Monthly rental fees.

              o Studio barter product which lower retailers' effective monthly rental cost. Barter can become an additional source of income for both the Company and the retailers as the number of titles contributed by the studios exceeds the monthly rental cost of the unit (approximately 8 titles). Currently, the Company is providing six studio titles per kiosk during the trial period.

              o Advertising and sponsorship capabilities, both in poster form on the sides of the enclosure and through on- screen opportunities.

              o In-store promotions, including give-away and buy popcorn and a movie and get a discount type offers.

                                OUR IPAT BUSINESS

         In early 1996, as part of its IPAT Demonstration Project, the City of New York (the "City") entered into an agreement with the Company to develop public IPATs to be located in City offices and other public locations in an effort to expedite transactions with the City (the "City Agreement"). Under the City Agreement, the City agreed to lease the first five IPATs, and the Company may deploy additional IPATs throughout the City area at its own risk and expense, subject to City approval of IPAT locations. The first five IPATs were deployed in the City in July 1996. A sixth IPAT was installed in August 1997 and discontinued in January 1999. A seventh was installed in March 1998 and all IPATs providing City services for information, whether operated by the Company or other suppliers, carry the City's CityAccess(TM) logo. Pursuant to the City Agreement, the Company has developed applications for use on IPATs These applications allow the public access to the records of the Department of Buildings, certain Department of Health services, including copies (for a fee) of birth certificates, death certificates and dog licenses. They can also obtain public health information, register for certain courses offered by the Department of Health, and locate information on City government, as well as information about museums, tourist attractions, shopping and similar matters without a fee. The City Agreement has been extended through the end of the 1999 fiscal year of the City (June 30, 1999), and the City has advised the Company of its intention to extend the City Agreement through the end of calendar year 1999. During this time frame the City intends to issue a request for proposals and to award a long-term contract to one or more vendors. This development led to a general purpose Kiosk Operating system that could easily be used in new kiosk applications such as the FastTake(R) project.

         Prior to 1996, the Company's activities consisted primarily of consulting, writing, training and custom software development for various corporate and government clients, including Microsoft, for which it produced technical papers and provided consulting services. In performance of these activities, the Company developed skills in rapid application development and a base of courseware and reusable software objects to which it retains title. In 1995, the Company decided to direct these skills and its expanding body of reusable software objects toward the development of services through which it can derive revenue on a "per transaction" basis. While much of the software has been improved and continues to form the core of the Company's products, the courseware is no longer current.

         The Company initially developed and operated OLEBroker(TM), an Internet-based subscription service that allows customers to search its database of information about software objects, find the information needed and at the customer's option, purchase needed objects on-line. The Company discontinued active marketing of OLEBroker at the end of 1996 in order to concentrate on its IPAT- and Internet-related businesses. However, in connection with the development of OLEBroker(TM), the Company developed significant additional software objects, which it then used in the development of technology for the IPAT and Internet service delivery programs. The Company anticipates that the IPAT and Internet service delivery programs will constitute the most significant part of its business. It may continue to engage in consulting activities as resources permit and may seek to acquire one or more other businesses providing kiosk-related consulting services. In selecting consulting opportunities, the Company will focus primarily on assignments in connection with the sale of IPAT services or that can otherwise enhance its skill base.

         In connection with the development of the IPATs and the deployment and operation of the first five IPATs, the City agreed to pay to the Company an aggregate of $661,080, of which $361,080 was paid in the form of monthly payments of $30,090 ($6,018 per IPAT), commencing as of August 1, 1996, and the balance of $300,000 was payable in partial amounts as certain milestones in the development, deployment and operation of the IPATs were achieved. All amounts due under the initial contract were earned through December 31, 1997. The extension of such contract was valued at $202,650 through June 30, 1999. Through March 1999, $146,043 was billed under this contract.

         Through April 1999, the IPATs in New York City have been used 385,762 times. Revenues from advertising generated a total of $18,122 in 1998 and no revenues from advertising were generated in 1999.

         In August 1997, the Company announced the development and immediate availability of SmartSign(TM), a modular line of IPATs contained in an enclosure that is only 7-1/2" in depth, with each module weighing less than 70 pounds, making the units suitable for regular shipment through UPS and Federal Express. The modules initially consist of (a) a Pentium class processor unit, (b) an active-matrix touch screen, with optional sealed heavy-duty keyboard, and optional credit card reader, (c) a printer unit with page printer and optional receipt printer, (d)several light-box advertising modules with optional LCD display and (e) an optional touch-sensitive light-box. Although a working unit has been delivered and is operational, there can be no assurances that there will be any commercial sales of this line. The first IPAT to utilize the Company's new SmartSign(TM) design was deployed in March, 1998 at the Harlem Heights Historical Society in the City. The amount of future transactions and advertising revenues, if any, will depend on user and advertiser acceptance of the IPATs.

         Pursuant to the City Agreement, the Company has the right to install additional IPATs in the City, at the Company's risk and expense and subject to certain conditions including site approval by the City. The City will not be required to pay additional monthly payments for such IPATs, but it is anticipated, although there can be no assurance, that use by the public will generate transaction fees. The Company had commenced evaluating potential sites and will seek to install up to 25 additional IPATs during the next year. The first of these additional IPATs was installed in July 1997 in the Museum of Science in Queens. The second was installed at the Harlem Heights Historical Society in March 1998. The kiosk in the Museum of Science was de-installed in January 1999 as it did not generate revenue.

         At the time the City Agreement with the Company was executed, the City also signed similar agreements with two other companies for additional IPATs. Based on the success of the program to date, the City expects to issue a Request for Proposals for competitive bidding for additional IPATs throughout the City.

         The Company intends to market IPATs to other municipalities, government agencies and organizations in the future, but intends to direct the majority of its efforts at the private sector. In the future, the Company may seek to make its transactional services available over the Internet and to make the Internet available from the Company's public IPATs.

         There can be no assurance that the Company's initial IPATs will perform on a commercial basis as anticipated, that the Company will be able to install and operate additional IPATs pursuant to the City Agreement, that the City will seek to acquire additional IPATs, that the Company will secure a contract to supply additional IPATs to the City, that it will succeed in marketing its IPATs to other potential users, or that it will be able to attract additional service providers or advertisers to IPATs that may be located in the City or elsewhere.

                         OUR RELATIONSHIP WITH MICROSOFT

         The Company has established a strategic relationship with Microsoft that it believes is important to its sales, marketing and support activities, as well as to its product development efforts relating to its IPATs. Microsoft supports the Company in marketing its public access services, and has informally agreed to exhibit the Company's IPATs in Microsoft displays at various trade shows. It has also issued statements that included favorable references relating to the Company's products. Microsoft has also entered into various non-disclosure agreements with the Company with respect to unannounced Microsoft products, under which the Company has the opportunity to have advance knowledge of software technology being developed by Microsoft. Microsoft has also provided, and continues to provide, fee-based consulting services to the Company through Microsoft Consulting. Since 1994, the Company has served as the exclusive regional host and sponsor of Microsoft Developer Days, an ongoing series of technical conferences organized and operated by Microsoft. The most recent conference was held on September 2, 1998. The Company has also produced technical papers for, and provided consulting services to, Microsoft. Joint marketing efforts with Microsoft are continuing. The most recent conference was held in March 1999 and additional events are scheduled through the summer of 1999. Microsoft recently prepared a comprehensive "casestudy" on FastTake(R) which it expects to release shortly.

                  ObjectSoft Corporation was incorporated in Delaware in January 1996 and is the surviving corporation of the merger on January 31, 1996 (the "Merger") between it and its predecessor, ObjectSoft Corporation, a New Jersey corporation ("ObjectSoft-NJ"), which was incorporated in December 1990. The sole purpose of the Merger was to effect a change of the corporate domicile of ObjectSoft-NJ to Delaware. The Company was organized as a wholly-owned subsidiary of ObjectSoft-NJ; prior to the Merger, the Company conducted no business unrelated to its organization or to effecting the Merger. Throughout this Prospectus, the "Company" will, unless the context otherwise requires, include ObjectSoft-NJ.

         The Company's executive offices are located at Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601; its telephone number is
(201) 343-9100; its facsimile number is (201) 343-0056; its Internet e-mail address is investors@Objectsoftcorp.com; and its homepage on the World-Wide Web is at http://www.objectsoft.net.

                                 OUR FACILITIES

         Our corporate headquarters are located in Hackensack, New Jersey, in a leased facility consisting of approximately 4,300 square feet, which we occupied effective April 1, 1996 under a lease expiring March 31, 2003. We will pay a base rent of $ 86,557 per annum in 1999 subject to certain increases in subsequent periods. We believe that this new space will be adequate to meet its requirements for the presently foreseeable future.

                                  OUR EMPLOYEES

         As of April 30, 1999, we had 19 employees, 16 of whom were full-time, and all of whom are based in our Hackensack, NJ office. These include six in product development, four in management and sales, six in operations and three in finance and administration.

         We expect the size of our workforce to remain approximately the same in 1999, and we intend to continue with our policy to outsource non-strategic functions such as artwork development, repetitive testing, maintenance and bookkeeping rather than using our own staff for these functions.

         Other than Messrs. Sarna and Febish, no other senior personnel have entered into employment agreements obligating them to remain with our Company for any specific term; however, substantially all our key employees are parties to nonsolicitation, confidentiality and noncompetition agreements. In addition, independent contractors enter into confidentiality agreements with us.

                                LEGAL PROCEEDINGS

         We are not currently involved in any material legal proceedings.

                                RECENT FINANCINGS

SERIES D FINANCING

         On December 30, 1998, we entered into an Amended and Restated 6% Series D Convertible Preferred Stock Subscription Agreement, formerly known as the Private Equity Line of Credit Agreement, with Settondown Capital International, Ltd. as placement agent and certain investors, contemplating a potential funding of up to $ 2,000,000 of 6% Series D Convertible Preferred Stock in three separate tranches. On December 31, 1998, the investors purchased the first tranche of 10,000 Series D Preferred Shares and Warrants to purchase an aggregate of 50,000 shares of common stock for an aggregate purchase price of $1,000,000. On February 26, 1999, our registration statement registering for resale the shares of common stock issuable in connection with the Series D Agreement, was declared effective by the SEC.

         The obligation of our Company and the investors to consummate the second and third tranches in an aggregate principal amount of $1,000,000 was later terminated in connection with the Series E Financing described below.

         In connection with this funding the Company issued to the placement agent 500 Series D Shares, a Warrant to purchase 40,000 shares of common stock and 2% of the investment amount in cash, as placement agent fees.

         The Series D Shares are convertible into shares of Common stock as more fully described below; provided, however, that the number of shares of common stock issuable to each holder at any time upon conversion will not exceed the number of shares which, when aggregated with all other shares of common stock then owned of record by such holder, would result in such holder owning, in aggregate, more than 9.99% of all our outstanding common stock on the date of conversion.

         Each Series D Share may be converted into shares of common stock at a conversion rate determined by dividing $100, the purchase price per Series D Share, by the conversion price, which is the lesser of (a) 0.80 times the average closing bid price of the common stock for the five trading days ending on the day prior to conversion, or (b) $2.03.

         The investors have agreed to vote all shares of common stock which may be beneficially held by them in favor of all nominees to the Company's Board of Directors who are nominated by the then current Board of Directors.

         As of May 19, 1999, $250,000 of principal amount Series D Preferred Stock was converted.

SERIES E FINANCING

         On March 17, 1999, we closed a private financing under a 6% Series E Convertible Preferred Stock Subscription Agreement dated as of March 17, 1999 with Settondown Capital International, Ltd. as placement agent and certain investors pursuant to which the Company sold, and the investors purchased, 20,000 shares of 6% Series E Convertible Preferred Stock and warrants to purchase an aggregate of 50,000 shares of common stock for an aggregate purchase price of $2,000,000. On April 30, 1999, our registration statement registering for resale shares of common stock issuable in connection with the Series E Agreement was declared effective by the SEC.

         Pursuant to the Series E Agreement, we issued to the placement agent as placement agent fees (i) 1,000 Series E Shares, (ii) a warrant to purchase 50,000 shares of common stock and (iii) 3% of the investment amount in cash ($60,000).

         The Series E Shares are convertible into shares of common stock as more fully described below; provided, however, that the number of shares of common stock issuable to each holder at any time upon conversion will not exceed the number of shares which, when aggregated with all other shares of common stock then owned of record by such holder, would result in such holder owning, in aggregate, more than 9.99% of all our outstanding common stock on the date of conversion.

         Each Series E Share may be converted into shares of common stock at a conversion rate determined by dividing $100, the purchase price per share of Series E Shares, by the "Conversion Price," which is the lesser of (x) the closing bid price for the common stock on March 16, 1999 or (y) the average of
(A) the average of the three lowest closing bid prices of the common stock during the 22 day trading period immediately preceding the conversion date (the "Lookback Period") and (B) the converting holder's choice of five consecutive closing bid prices of the common stock during the Lookback Period. (The Lookback Period is increased by two trading days on the last trading day of each month, starting on the first day of the fourth month from the closing, until the Lookback Period equals a maximum of 30 trading days.)

         The investors have agreed to vote all shares of common stock which may be beneficially held by them in favor of all nominees to the Company's Board of Directors who are nominated by the then current Board of Directors.

                                   MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of the Company are as follows:


NAME                            AGE         POSITION
----                            ---         --------

 David E. Y. Sarna 1            48          Chairman, Secretary and Treasurer
 George J. Febish 1             49          President, Treasurer and Director
 Daniel E. Ryan1 2 3 4          50          Director
 Michael A. Burak 2 4           58          Director

         1        Member of Executive Committee
         2        Member of Audit Committee
         3        Member of Compensation Committee
         4        Member of Stock Option Plan Committee

         DAVID E. Y. SARNA together with Mr. Febish founded the Company in 1990. Mr. Sarna has been the Chairman, Co-Chief Executive Officer, Secretary and a director of the Company since December 1990. He has also been, since 1994, a Contributing Editor of DATAMATION magazine. Prior to co-founding the Company, Mr. Sarna founded Image Business Systems Corporation, a computer software development company, in 1988. Prior to founding Image Business Systems Corporation, Mr. Sarna was formerly Executive Vice-President and a co-founder of International Systems Services Corp., a computer software company that developed ISS Three(TM). From 1976 to 1981, Mr. Sarna was employed by Price Waterhouse & Co., as a management consultant, beginning as a senior consultant and rising to the position of senior manager. From 1970 to 1976 Mr. Sarna was employed by IBM Corporation in technical and sales positions. Mr. Sarna began his professional career at Honeywell in 1968. Mr. Sarna holds a BA degree from Brandeis University and did graduate work at the Technion - Israel Institute of Technology. Mr. Sarna is a Certified Systems Professional and a Certified Computer Programmer. He is the co-author, with Mr. Febish, of PC Magazine Windows Rapid Application Development (published by Ziff- Davis Press in 1994), several other books and over 50 articles published in professional magazines. Mr. Sarna is also the co-inventor of patented software for the recognition of bar- codes.

         GEORGE J. FEBISH together with Mr. Sarna founded the Company in 1990. Mr. Febish has been the President, Co-Chief Executive Officer, Treasurer and a director of the Company since December 1990. He has also been, since 1994, a Contributing Editor of DATAMATION magazine. Prior to co-founding the Company, Mr. Febish was Executive Vice President and Chief Operating Officer of Image Business Systems Corporation, a computer software development company, from 1988 to 1990. Prior to joining Image Business Systems Corporation, Mr. Febish was the Director of Marketing at ISS, a computer software company that developed ISS Three(TM). Prior to joining ISS, Mr. Febish was the Eastern Regional Sales Manager for Bool & Babbage. In 1970, Mr. Febish began his professional career with New York Life Insurance Company. Mr. Febish holds a BS degree from Seton Hall University. He is the co-author, with Mr. Sarna, of PC Magazine Windows Rapid Application Development and the author of numerous published articles.

         DANIEL E. RYAN has been a director since 1991. Mr. Ryan has been employed by New York Life Insurance Company since July, 1965 where, since 1981, he has held the title of Corporate Vice President. Mr. Ryan is the head of the Service Center Development of New York Life Insurance Company's Information Systems organization. Mr.

Ryan holds an MBA in Computer Science from Baruch College and a BS/BA in Industrial Management from Manhattan College. Mr. Ryan is a Certified Systems Professional.

         MICHAEL A. BURAK has been a director since February 1999. Mr. Burak is President of the firm of Michael A. Burak, Inc. and has been actively engaged in real estate operations for over 30 years as an owner, a property manager and broker dealing with sales and leasing. Mr. Burak received a B.S. in Real Estate from New York University's School of Commerce and M.S. from Urban Planning division of the Graduate School of Architecture at Columbia University. As a William Kinne Fellow, he spent 1964 and 1965 studying Urban problems in Europe. He is past president of the Metropolitan Real Estate Square Club, and currently, an active member of the Associated Owners and Builders of Greater New York, the National Realty Club and the National Association of Home Builders.

         The Company's Board of Directors is divided into two classes. The Board is composed of two Class I Directors (Messrs. Sarna and Burak) and two Class II Directors (Messrs. Febish and Ryan). The term of office Class I Directors expires at the Company's 1999 Annual Meeting of Stockholders and the term of office of Class II Directors expires at the Company's 2000 Annual Meeting of Stockholders. Directors elected to succeed those whose terms expire are elected to a term of office expiring at the second Annual Meeting of Stockholders following their election. Directors hold office until the expiration of their respective terms and until their successors are elected or until death, resignation or removal. The classification of the Board of Directors could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, control of the Company. Vacancies on the Board of Directors may be filled only with the approval of a majority of the Board of Directors then in office. Furthermore, any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause and by a vote of 75% of the outstanding shares of common stock. See "Description of Securities - Delaware Takeover Statute and Certain Charter Provisions."

         Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

 NON-EMPLOYEE DIRECTOR COMPENSATION

         Until March 1996, non-employee directors of the Company received no compensation for attendance at Board meetings or committee meetings of the Board; however, each non-employee director was reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

         In March 1996 the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan") pursuant to which each non-employee director of the Company on the date the 1996 Plan was approved by Stockholders was granted an option to purchase 10,000 shares of common stock. Thereafter when each non-employee director first became a director, such individual was granted an option to purchase 10,000 shares of common stock. In addition, immediately following each Annual Meeting of Stockholders at which directors were elected, each non-employee director of the Company who was then a director was granted an option to purchase an additional 5,000 shares of common stock (the "Formula Grants"). At the 1998 Annual Meeting of Stockholders, stockholders voted in favor of a proposal to amend the 1996 Plan, which proposal included the deletion of the Formula Grants from the 1996 Plan.

 COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has established (i) a Compensation Committee whose sole member is Mr. Ryan, (ii) an Audit Committee whose members are Messrs. Ryan and Burak, (iii) an Executive Committee whose members are Messrs. Sarna, Febish and Ryan, and (iv) a Stock Option Plan Committee whose members are Messrs. Ryan and Burak.

 EXECUTIVE COMPENSATION

         The following table sets forth information concerning annual and long-term compensation, paid or accrued, for the Chief Executive Officer and for each other executive officer of the Company whose compensation exceeded $100,000 in fiscal 1998 (the "Named Executive Officers") for services in all capacities to the Company during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE



                                          Annual Compensation             Long Term Compensation
                                         -------------------------      ---------------------------
                                                          Other          Awards(1)      Payouts
 Name and                                                Annual         Securities        All
 Principal                                               Compen-        Underlying       Other
 Position                         Year   Salary(2)      sation (3)      Options/SAR    Compensation
 --------                         ----   ------         ----------      -----------    ------------

 David E.Y. Sarna, Chairman,      1998    $215,000          --             50,000           --
 Secretary and Co-Chief           1997    $208,000          --             50,000           --
Executive Officer                 1996    $200,000          --             50,000           --

 George J. Febish, President,     1998    $215,000          --             50,000           --
 Treasurer and Co-Chief           1997    $208,000          --             50,000           --
Executive Officer                 1996    $200,000          --             50,000           --


 ----------------
(1) None of the Named Executive Officers received any Restricted Stock Awards or LTIP Payouts in 1996, 1997 or 1998.

(2) Does not include a sum of $195,844 of compensation which was accrued as of December 31, 1995 and paid in 1996. Such sum was paid as follows:
        $100,000 and $50,000 paid to each of Messrs. Sarna and Febish from the proceeds of a bridge loan offering of notes and warrants completed in June 1996 and an offering of units of common stock and warrants completed in August 1996, respectively, and the balance paid from operating revenues.

(3) As to each individual named, the aggregate amounts of perquisites and personal benefits not included in the Summary Compensation Table did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

 EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with each of David E.
Y. Sarna and George J. Febish, effective as of July 1, 1996, which expires on December 31, 2001. The employment agreements each provide for a current annual base salary of $215,000. Each of the employment agreements also provides for a bonus of 5% per annum of the Company's Earnings Before Depreciation, Interest, Taxes and Amortization. In addition, on an annual basis, the Board of Directors will consider paying an additional bonus to each of Messrs. Sarna and Febish that is based upon the increase in the Company's gross revenues, taking into account any increase in the Company's expenses. The annual base salary under the current agreements may be increased at the discretion of the Board of Directors. The agreements provide for (i) a severance payment of the base compensation and bonus of the prior full fiscal year and payment of all medical, health, disability and insurance benefits then payable by the Company for the longer of
(a) the remainder of the term of the employment agreement or (b) 12 months, as well as (ii) the base compensation and bonus accrued to the date of termination, upon the occurrence of (x) termination by the Company without cause, (y) termination by the employee for good reason or (z) a change in control of the Company, if the employee resigns after the occurrence of the such change in control. Each of the employment agreements limit the severance payments to an amount that is less than the amount that would cause an excise tax or loss of deduction under the rules relating to golden parachutes under the Internal Revenue Code.

 OFFICER WARRANTS

         Each of David E. Y. Sarna and George J. Febish have entered into a Warrant and Warrant Agreement with the Company. The Warrant and Warrant Agreements, dated April 15, 1993 (the "Officer Warrants") provides for the right of each of them to purchase 50,000 shares of common stock at an exercise price per share of $.50 exercisable until April 30, 1998. The Company extended the exercise date of the Officer Warrants to April 30, 2000 in consideration of their waiver of the registration rights with respect to the Company's 1996 Public Offering and their agreement to enter into an 18 month lock-up agreement with the Underwriter. The Officer Warrants permit the executive's estate to cause the Company to purchase the underlying shares at the Company's book value per share. The Officer Warrants provide that the number of shares and the exercise price are subject to anti-dilution adjustments and grants "piggyback" registration rights with respect to the underlying shares. See "Description of Securities - Outstanding Warrants and Options - Officer/Stockholder Warrants; 1996 Stock Option Plan."

 STOCK OPTIONS

         The following table sets forth information as to all grants of stock options to the Named Executive Officers during fiscal 1998.

                            OPTION GRANTS IN 1998(1)


                                           Individual Grants (1)
                     -----------------------------------------------------------
                       Number of        % of Total
                       Securities        Options
                       Underlying       Granted to
                        Options         Employees     Exercise    Expiration
 Name                   Granted          in 1998        Price      Date (2)
 ----                   -------          -------        -----      --------

 David E.Y. Sarna      50,000           23.25%        $1.45         July 8, 2003
 George J. Febish      50,000           23.25%        $1.45         July 8, 2003

------------------------
 (1) No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during fiscal 1998.

 (2) The options vested as to 50% of the shares on July 9, 1998, the grant date, and 50% will vest on July 9, 1999.

         There were no stock options or SAR exercises by Named Executive Officers during fiscal 1998 and no SARs were outstanding at December 31, 1998.

 OPTION REPRICING

         The following table sets forth information with respect to the participation by the Company's current and former executive officers in a repricing of options implemented by the Company during fiscal year 1998. Under the repricing, all outstanding employee stock options (and no non-employee director options) previously granted under the 1996 Plan were repriced from $3.50 to $1.45 and the vesting periods were modified as follows:


                                                                                                    LENGTH OF
                                                                                                    ORIGINAL
                                  NUMBER OF                                                         OPTION TERM
                                 SECURITIES         MARKET PRICE                                    REMAINING AT
                                 UNDERLYING         OF STOCK AT      EXERCISE PRICE                 DATE OF
                                 OPTIONS            TIME OF          AT TIME OF         NEW         REPRICING OR
                                 REPRICED OR        REPRICING OR     REPRICING OR     EXERCISE      ADMENDMENT
                      DATE       AMENDED (#)(1)     AMENDMENT ($)    AMENDMENT ($)     PRICE        (YEARS)
                      -----      --------------     -------------    --------------   ---------     -------------


                   >
 David E.Y. Sarna,    7/9/98          50,000               1.45         3.50           1.45             3
 George J. Febish     7/9/98          50,000               1.45         3.50           1.45             3


 COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

   The 1996 Plan was established as an employment incentive to retain the persons necessary for the development and financial success of the Company. As a result of a decrease in the market price of the Company's Common Stock and recognizing that previously granted stock options had lost much of their value in motivating employees, including the Named Executive Officers, to remain with the Company and share in its overall financial goals, the Stock Option Committee of the Board of Directors, in July 1998, voted to approve the repricing of 205,000 options, including 100,000 options granted to the executive officers named above. Such repricing was effected by amending the exercise price in the option contracts of the employees to an exercise price of $1.45 per share, which was the fair market value of the Common Stock on the date of repricing. In exchange, each employee who accepted the repricing amendment agreed to a revised vesting schedule. By repricing the existing options granted under the 1996 Plan, the Company intended to reward key employees, including the Named Executive Officers, holding such options for their contributions to the Company.

                                           Daniel E. Ryan
                                           Member of the Compensation Committee





 --------------------------------------
 (1) The vesting period for these repriced options granted to Mr. Sarna and Mr. Febish was extended and revised so that options for half of the shares remained vested as of July 9, 1998 and options for half of the shares will vest on July 9, 1999.

 1996 STOCK OPTION PLAN

         The Company's 1996 Plan was adopted by the Board of Directors on March 15, 1996 and was approved by the Stockholders on September 16, 1996 and July 9, 1998. On March 15, 1999 our Board of Directors adopted certain amendments to the 1996 Plan, including the increase in the number of shares available under the 1996 Plan from 750,000 to 1,250,000. Our stockholders will vote on this proposal at the 1999 Annual Meeting of Stockholders scheduled to be held on June 3, 1999. As of April 30, 1999, 16,033 options had been exercised and options to purchase 598,134 shares held by eighteen optionees were outstanding at a weighted average per share exercise price of $1.90. Options granted under the 1996 Plan may include those qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. Key employees as well as other individuals, such as outside directors, consultants and advisors who provide necessary services to the Company are eligible to participate in the 1996 Plan. Non-employees and part-time employees may receive only non-qualified options. As of April 30, 1999 options to purchase an aggregate of 598,134 shares of common stock have been granted under the 1996 Plan, including 150,000 options granted to each of David E. Y. Sarna and George
J. Febish, the Company's Co-Chief Executive Officers .

         The 1996 Plan is administered by a committee of the Board of Directors of not less than two Directors, each of whom must be a "Non-Employee Director" within the meaning of regulations promulgated by the Securities and Exchange Commission. The Board of Directors has designated the Stock Option Plan Committee of the Board consisting of Messrs. Ryan and Burak to administer the 1996 Plan. The Stock Option Plan Committee has the authority under the 1996 Plan to determine the terms of options granted under the 1996 Plan, including, among other things, the individuals who shall receive options, the times when they shall receive them, whether an incentive stock option and/or non-qualified option shall be granted, the number of shares to be subject to each option, and the date or dates each option shall become exercisable.

         The following summary of the 1996 Plan set forth herein is qualified in its entirety by reference to the text of the 1996 Plan, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

 TYPES OF GRANTS AND AWARDS

         The 1996 Plan permits the grant of options which may either be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Code, or "non-qualified stock options" ("NQSOs"), which do not meet the requirements of Section 422 of the Code.

 ELIGIBILITY

         All employees (including officers) and directors of the Company or its subsidiaries, consultants and advisors to, the Company or its subsidiaries are eligible to be granted options under the 1996 Plan. The Company currently has approximately 19 employees, 16 of whom are full-time employees.

 STOCK SUBJECT TO THE 1996 PLAN

         The total number of shares of common stock for which options may be granted under the 1996 Plan may not exceed 750,000 shares (which number will be increased to 1,250,000 shares if a proposal to approve such increase is adopted by the stockholders at the 1999 Annual Meeting), subject to possible adjustment in the future. Any shares of common stock subject to any option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercised will again become available for granting of options under the 1996 Plan.

 ADMINISTRATION

         The 1996 Plan is administered by a committee of the Board of Directors of not less than two Directors, each of whom must be a "Non-Employee Director" within the meaning of regulations promulgated by the Securities and Exchange Commission. The Board of Directors has designated the Stock Option Plan Committee of the Board consisting of Messrs. Burak and Ryan to administer the 1996 Plan. The Stock Option Plan Committee has the authority under the 1996 Plan to determine the terms of options granted under the 1996 Plan, including, among other things, the individuals who shall receive options, the times when they shall receive them, whether an incentive stock option and/or non-qualified option shall be granted, the number of shares to be subject to each option, and the date or dates each option shall become exercisable.

 EXERCISE PRICE

         The exercise price of options granted under the 1996 Plan is determined by the Stock Option Plan Committee, but in the case of an ISO may not be less than 100% of the fair market value of the common stock on the date the ISO is granted (110% of such fair market value in the case of ISOs granted to an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder")). The exercise price of the shares of common stock under each Non-Employee Director Option shall be equal to the fair market value of the common stock subject to such option on the date of grant. The exercise price is payable at the time of exercise of the option in cash or by certified check, previously acquired shares of common stock (valued at their fair market value on the date of exercise of the option) or a combination thereof, in the discretion of the Stock Option Plan Committee. The Stock Option Plan Committee may, in its discretion, permit payment of the exercise price of options by delivery of properly executed exercise notices, together with a copy of irrevocable instructions from the optionee to a broker acceptable to the Stock Option Plan Committee to deliver promptly to the Company the amount of sale or loan proceeds to pay such exercise. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

 TERMS AND CONDITIONS

         As to options granted to employees and consultants:

                  i. Options granted to employees and consultants may be granted for such terms as is established by the Stock Option Committee, provided that, the term of each ISO shall be for a period not exceeding ten years from the date of the grant, and further provided that ISOs granted to a Ten Percent Stockholder shall be for a period not exceeding five years from the date of grant.

                  ii. If an employee or consultant optionee's relationship with the Company is terminated for any reason other than "disability" or death, the option may be exercised at any time within three months thereafter to the extent exercisable on the date of termination. However, in the event such relationship is terminated either (a) for cause, or (b) without the consent of the Company, such option shall terminate immediately.

                  iii. In the event of the death of an optionee while an employee of, or consultant or advisor to the Company, within three months after the termination of such relationship (unless such termination was for cause or without the consent of the Company) or within one year following the termination of such relationship by reason of the optionee's "disability", the option may be exercised, to the extent exercisable on the date of his death, by the optionee's legal representatives at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

                  iv. An option may not be transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee or by the optionee's legal representatives.

                  v. The foregoing notwithstanding, in no case may options be exercised later than the expiration date specified in the grant.

         As to options granted to Non-Employee Directors:

                  i. The Non-Employee Director Option shall not be affected by the optionee ceasing to be a director of the Company or becoming an employee of the Company, any of its Subsidiaries or a Parent; provided, however, that if he is terminated for cause, such option shall terminate immediately.

                  ii. The term of a Non-Employee Director Option shall not be affected by the death or disability of the optionee. If an optionee holding a Non-Employee Director Option dies during the term of such option, the option may be exercised at any time during its term by his/her legal representative.

                  iii. An option may not be transferred other than by will or the laws of descent and distribution and may be exercised during a holder's lifetime only by the holder or by his/her or legal representative. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

                  iv. The foregoing notwithstanding, in no case may options be exercised later than the expiration date specified in the grant.

 SEP

         The Company established in 1990 a simplified employee pension plan (the "SEP Plan") covering all qualified employees. Pursuant to the SEP Plan, employees could elect to contribute up to 15% of their compensation on a pre-tax basis (up to the statutory prescribed annual limit ($9,500 in 1997)) to the SEP Plan. In April 1997, the Company discontinued the SEP Plan. The SEP Plan was intended to qualify under Section 408(k) of the Internal Revenue Code.


 401(K) PLAN

         Effective April 1, 1997, the Company adopted a Profit Sharing Plan and Trust intended to qualify under Section 401(k) of the Internal Revenue code of 1986, as amended. Company employees are eligible to participate in the plan if they were employed by the Company on April 1, 1997, and otherwise become eligible to participate in the plan if they have completed one-half year of service with the Company and have attained age 21. Each participant in the plan may elect to defer, in the form of contributions to the plan, no more than a specified percentage of compensation that would otherwise be paid to the eligible employee in the applicable year, not to exceed a statutorily prescribed annual limit of $10,000 in 1999, provided that allocations to any participant's account may generally be no more than the lesser of $30,000 or 25% of any such participant's compensation in any year. The Company makes discretionary matching contributions to the plan on behalf of participants as determined each year by the Company, subject to certain
                                      -41-
conditions set forth in the plan, and may make a special discretionary contribution equal to a percentage of the participant's contribution. Each participant is always 100% vested in the amount that such participant has contributed, is 100% vested in the Company's special contributions made to the plan and is subject to certain vesting provisions included in the plan with respect to the Company's discretionary matching contributions (25% after each of the first four years of service).

 KEY-MAN LIFE INSURANCE

         The Company currently maintains key man insurance, of which it is the beneficiary, on the lives of each of David E. Y. Sarna and George J. Febish in the amount of $1,000,000 each.

 LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Section 145 ("Section 145") of the General Corporation Law of the State of Delaware ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

          The Ninth Article of the Company's Certificate of Incorporation, as amended provides that the Company shall indemnify all persons whom the Company shall have power to indemnify under Section to the fullest extent permitted by such Section. In addition, Article Eighth of the Company's Certificate of Incorporation provides, in general, that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DECL. (which provides that, under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DECL. provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company maintains primary and excess directors and officers liability policies in an aggregate amount of $5,000,000 per policy year.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of May 17, 1999, information with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each Executive Officer named in the Summary Compensation Table herein titled "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.


                                Amount and
 Name and                       Nature of
 Address of                     Beneficial             Percent of
 Beneficial Owner(1)            Owner(2)               Class(3)
 -------------------           -----------            ----------

 Headwaters Capital (4)          484,990                 6.55%

 David E. Y. Sarna (5) (6)       694,000                 9.85

 George J. Febish (5) (7)        932,500                13.24

 Daniel E. Ryan (8)               32,500                    *

 Michael A. Burak(9)              11,000                    *

 All officers and directors as  1,662,500                23.08
 a group (4 persons) (3)(10)


 *       Less than 1%.
---------------------------

 (1) Unless otherwise indicated, the business address of each of the officers and directors is c/o ObjectSoft Corporation, Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601.

 (2) Unless otherwise noted, the Company believes that all persons named have sole voting and investment power with respect to all shares of common stock listed as owned by them.

 (3) Each person's percentage interest is determined assuming that all options, warrants and convertible securities that are held by such person (but not by anyone else) and which are exercisable or convertible within 60 days have been exercised for or converted into common stock.

 (4) Includes 459,990 shares of common stock which Headwaters Capital has a right to acquire upon conversion of the Company's Series E Convertible Preferred Stock and 25,000 shares of common stock which Headwaters Capital has a right to acquire pursuant to presently exercisable warrants. The number of shares of common stock issuable upon conversion of Series E Convertible Preferred Stock is dependent upon the market price of common stock. Accordingly, the actual number of shares of common stock issued upon conversion of Series E Convertible Preferred Stock cannot be determined at this time. The number of shares attributed to Headwaters Capital is based on an assumed conversion date of April 13, 1999. The general partners of Headwaters Capital are Mr. John Ungar, Mr. Sheldon Kahn and Mr. Jeff Goshay. The business address of Headwaters Capital is 200 Montgomery Street, Suite 500, San Francisco, California 94104.

              Footnote explanations continue on the following page.

 (5) Includes, for each of Messrs. Sarna and Febish, immediately exercisable warrants to purchase 50,000 shares of common stock and immediately exercisable options to purchase 75,000 shares of common stock granted under the Company's 1996 Plan.

 (6) Includes 150,000 shares held by The David E. Y. Sarna Family Trust ("Sarna Trust"), of which Rachel Sarna, the wife of Mr. Sarna, and Melvin Weinberg, Esq. are the trustees. The children of Mr. and Mrs. Sarna are the sole beneficiaries. Mr. Sarna disclaims beneficial ownership of the shares held by the Sarna Trust.

 (7) Includes 150,000 shares held by The George J. Febish Family Trust ("Febish Trust"), of which Janis Febish, the wife of Mr. Febish, and Melvin Weinberg, Esq. are the trustees. The children of Mr. and Mrs. Febish are the sole beneficiaries. Mr. Febish disclaims beneficial ownership of the shares held by the Febish Trust.

 (8) Includes immediately exercisable stock options to purchase 25,000 shares of common stock granted under the Company's 1996 Plan.

 (9) Includes immediately exercisable stock options to purchase 10,000 shares of common stock granted under the Company's 1996 Plan and 1,000 shares of common stock purchased on the open market in the name of Lois Burak, Mr. Burak's wife. Mr. Burak disclaims beneficial ownership of the shares held by Mrs. Burak.

 (10) Includes 185,000 shares of common stock which certain of the current Executive Officers and Directors have a right to acquire pursuant to presently exercisable stock options and 100,000 shares of common stock which certain of the current Executive Officers and Directors have a right to acquire pursuant to presently exercisable warrants.

                              CERTAIN TRANSACTIONS

         The Company believes that all transactions with affiliates were made on terms no less favorable to the Company than those available from non-affiliated third parties. All future transactions between the Company and its officers, directors or 5% stockholders will be on terms no less favorable than could be obtained from non-affiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.

 EXTENSION OF EXPIRATION DATES OF OFFICER WARRANTS

         In consideration of their waiver of the registration rights with respect to the Offering and their agreement to enter into an 18 month lock-up agreement with the Underwriter, the expiration date of the Officer Warrants held by Messrs. Sarna and Febish was extended to April 30, 2000. See "Description of Securities - Outstanding Warrants and Options - Officer/Stockholder Warrants" and "Concurrent Offering."

 LOAN TO OFFICER

         On January 2, 1997 the Company extended to Mr. Sarna a loan in the amount of $440,000 (the "Loan"). The Loan was approved by the Board of the Directors of the Company, with Mr. Sarna abstaining. Subsequently, the Board of Directors, with Mr. Sarna abstaining, unanimously agreed to extend the maturity date of the Loan from November 30, 1997 to May 31, 1999. Mr. Sarna utilized the funds for a block purchase of 80,000 shares of the Company's common stock from the market maker, who was also the underwriter of the Company's Public Offering, in an open market transaction.


                            DESCRIPTION OF SECURITIES

         We are authorized to issue up to 20,000,000 shares of common stock, par value $.0001 per share and up to 5,000,000 shares of Preferred Stock, par value $.0001 per share. On March 15, 1999, our Board of Directors adopted a resolution approving a proposal to amend our Certificate of Incorporation to increase the number of shares of common stock which we are authorized to issue from 20,000,000 shares to 50,000,000 shares. Our stockholders will vote on this proposal at the 1999 Annual Meeting of Stockholders scheduled to be held on June 3, 1999.

 UNITS

           Each Unit consists of one share of common stock and one Class A Warrant. The Units are immediately detachable and separately transferable upon issuance.

 COMMON STOCK

           Holders of shares of common stock are entitled to one vote per share on all matters that are submitted to the stockholders for their approval and have no cumulative voting rights. Subject to the prior rights of Preferred Stock, the holders of common stock are entitled to receive dividends, if any, as may be declared by the Board of Directors from funds legally available therefor, from time to time. Upon liquidation or dissolution of the Company, the remainder of the assets of the Company will be distributed ratably among the holders of common stock, after the payment of all liabilities and the holders of any Preferred Stock. The common stock has no preemptive or other subscription rights and there are no conversion or sinking fund provisions with respect to such shares. All of the outstanding shares of common stock are, and the shares issuable upon exercise of Class A Warrants will be, upon payment of the exercise price, fully paid and nonassessable. As of May 18, 1999, there were 7,152,238 shares of common stock outstanding.

 CLASS A WARRANTS

         Each Class A Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $6.50 share (130% of the initial public offering price per Unit), subject to adjustment, until November 12, 2001. The Class A Warrants are redeemable by the Company at a price of $.10 per Class A Warrant on not less than 30 days prior written notice to the holders thereof, provided the average closing bid quotation of the common stock as reported on NASDAQ, if traded thereon, or if not traded thereon, the average closing bid quotation of the common stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 130% of the then current exercise price of the Class A Warrants (initially, $8.45 per share), for a period of 20 consecutive trading days ending within 15 days of the date on which the Company gives notice of redemption. The Class A Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

         The Class A Warrants may be exercised upon surrender of the Class A Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Class A Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or bank draft payable to the Company) to the warrant agent for the number of Class A Warrants being exercised. The Class A Warrant Holders do not have the rights or privileges of holders of common stock.

         No Class A Warrant will be exercisable unless at the time of exercise the Company has filed a current registration statement with the Commission covering the shares of common stock issuable upon exercise of such Class A Warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Class A Warrant.

         No fractional shares will be issued upon exercise of the Class A Warrants. However, if a Warrant Holder exercises all Class A Warrants then owned of record by him, the Company will pay to such Warrant Holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

         In the Warrant Agreement between the Company, Renaissance and Continental Stock Transfer & Trust Company, the Company agreed to pay Renaissance a fee of 5% of the exercise price of each Class A Warrant exercised until the expiration of the exercise period of the Class A Warrants, provided,
(i) the market price of the common stock on the date such warrant was exercised was greater than the warrant exercise price on that date, (ii) the exercise of such warrant was solicited by a member of the NASD, (iii) such warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of such warrant, (v) the solicitation of the exercise of such warrant was not a violation of applicable provisions under the Exchange Act and (vi) Renaissance is designated in writing as the soliciting NASD member. Renaissance and any other soliciting broker/dealers may be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during certain periods before the solicitation of the exercise of any Class A Warrant until the later of the terminating of such solicitation activity or the termination of any right Renaissance and any other soliciting broker/dealer may have to receive a fee for the solicitation of the Class A Warrants. The Company understands that Renaissance has ceased operating and has given up its NASD license. It is therefore unclear as to whether, under the Warrant Agreement, any such warrant solicitation fee will be paid.

 OTHER WARRANTS AND OPTIONS

 Officer/Stockholder Warrants

         In April 1993 the Company issued common stock warrants to purchase an aggregate of 143,333 shares of common stock, exercisable at $.50 per share of common stock (the "Officer Warrants"). The Officer Warrants were issued to two executive officers and a former officer of the Company in consideration of their foregoing salaries in 1992. The Officer Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Officer Warrants upon the occurrence of certain events, including any recapitalization, reclassification, consolidation, merger, sale, lease or conveyance of all or substantially all of the assets of the Company, stock dividend, stock split, stock combination or similar transaction. The holders of the Officer Warrants have the right to cause the Company to register the Officer Warrants and the shares of common stock issuable upon exercise of the Officer Warrants, if the Company registers any of its securities on a registration statement filed with the Securities and Exchange Commission for sale to the general public. The original expiration date of the Officer Warrants was April 30, 1998. In consideration of their waiver of the registration rights with respect to the Offering and their agreement to enter into an 18 month lock-up agreement with the Underwriter, the expiration date of the Officer Warrants was extended to April 30, 2000. The resale of the shares issuable upon the exercise of 43,333 of the Officer Warrants has been registered in the Selling Securityholder Prospectus. See "Concurrent Offering."

 PRIVATE PLACEMENT WARRANTS

         The Company has outstanding 412,500 Bridge Warrants and July 1996 Warrants to purchase 200,204 shares of common stock, as described in "Certain Transactions -- Recent Financings," above.

 PLACEMENT AGENT'S WARRANT; JULY PLACEMENT WARRANT

         In connection with the Bridge Loan Offering, the Company sold to the Underwriter, in its capacity as Placement Agent of such offering, the Placement Agent's Warrant to purchase a number of Units equal to 10% of Units issuable upon the exercise of the Bridge Warrants contained in the Bridge Units. The exercise price of the Placement Agent's Warrant is $5.00. The Placement Agent's Warrant contains anti-dilution provisions providing for adjustments of $5.00 the exercise price and the number of shares underlying the Placement Agent's Warrant upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. None of the securities underlying the Placement Agent's Warrant will be redeemable. The Placement Agent's Warrant grants the holders thereof certain registration rights which are described below.

         In connection with the sale of the July 1996 Units, the placement agent for such sale, Win Capital Corporation, was granted the July Placement Warrant to purchase 27,300 July 1996 Units at an exercise price of $4.50 per July 1996 Unit. The July Placement Warrant contains anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the July Placement Warrant upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. None of the securities underlying the July Placement Warrant will be redeemable, and the holders of the July Placement Warrant have certain registration rights, described below.

         The resale of the shares of common stock issuable upon the exercise of the Placement Agent's Warrant and the Class A Warrants issuable upon the exercise thereof, as well as the resale of the shares of common stock issuable upon the exercise of the July Placement Warrant and the July 1996 Warrants issuable upon the exercise thereof, has been registered for sale in the Selling Securityholder Prospectus. See "Description of Securities - Registration Rights" and "Concurrent Offering."

 REGISTRATION RIGHTS

         Currently, the holders of the Bridge Warrants, the July 1996 Warrants and the Officer Warrants, as well as the holders of the shares of common stock issued in the July 1996 Offering, have certain rights with respect to the registration of such shares and the Units and shares of common stock issuable upon the exercise of such warrants under the Securities Act. Under the terms of the agreements between the Company and the holders of such registrable securities, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such common stock therein. The stockholders benefiting from these rights may also require the Company to file a registration statement under the Securities Act at its expense with respect to their shares of common stock, and the Company is required to use its best efforts to effect such registration. All of these rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.

         The holders of the common stock issuable upon exercise of the Placement Agent's Warrant have rights similar to those described in the preceding paragraph. In addition, the right to notice and inclusion in any registration statement filed by the Company is effective until November 11, 2001. The right to demand the registration of the common stock issuable upon exercise of the Placement Agent's Warrant extends from November 11, 1997 to November 11, 2001. The holders of the July Placement Warrants have similar registration rights, except that the right to demand the registration of common stock issuable upon exercise of the July Placement Warrants extends from November 11, 1998 to November 11, 2001.

         The Units and certain of the shares of common stock subject to registration rights have been registered in the Selling Securityholder Prospectus. See "Shares Eligible for Future Sale" and "Concurrent Offering."

 TRANSFER AGENT AND WARRANT AGENT

         Continental Stock Transfer & Trust Company, New York, New York is the transfer agent and the common stock and Warrant Agent for the Class A Warrants.

 DELAWARE TAKEOVER STATUTE AND CERTAIN CHARTER PROVISIONS

         The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

         The Company's Certificate of Incorporation, as amended, provides that vacancies on the Board of Directors may be filled only with the approval of a majority of the Board of Directors then in office. Furthermore, any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause and by a vote of 75% of the combined voting power of the shares of common stock entitled to vote for the election of directors, voting as a single class.

         The Company's Certificate of Incorporation and Amended and Restated Bylaws provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called annual or special meeting of the stockholders. These provisions, could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company, since special meetings of stockholders may be called only by (x) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, either upon motion of a director or upon written request by the holders of at least 50% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, or (y) the chairman or the president of the Corporation.

         The foregoing provisions, which may be amended only by a 75% vote of the stockholders, could have the effect of making it more difficult for a third party to effect a change in the control of the Board of Directors. In addition, these provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, an interest in the Company which constitutes less than a majority of the outstanding voting stock of the Company and may make more difficult or discourage a takeover of the Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of May 18, 1999, the Company had 7,152,238 outstanding shares of common stock. A substantial portion of the shares of common stock currently issued and outstanding which are not so registered are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering. In general, under Rule 144 as currently in effect, a person, including an affiliate of the Company, after at least one year has elapsed from the sale by the Company or any affiliate of the restricted securities, can (along with any person with whom such individuals is required to aggregate sales) sell, within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the common stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months, after at least two years have elapsed from the sale by the Company or an affiliate of the restricted securities, is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above.

         No prediction can be made as to the effect, if any, the future sales of common stock or the availability of common stock for future sale will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock (including shares issued upon exercise of stock options or warrants or in connection with the Financing Agreement) in the public market following this offering, or the perception that such sales could occur, could adversely affect prevailing market prices of the common stock. See " Risk Factors -- Dilution; Impact of Sale of common stock upon Conversion of Series D and E Preferred Stock and Exercise of Warrants."

         Sales of substantial amounts of common stock pursuant to Rule 144 could subsequently adversely affect the market prices of the common stock offered hereby. As of the date of this Prospectus, the majority of the outstanding shares of common stock are eligible for sale under Rule 144, and the balance of the outstanding shares will become eligible for sale under Rule 144 from time to time thereafter. In addition, concurrently with this offering, the Company is registering for resale by the Selling Securityholders 656,037 shares of common stock and 412,500 Class A Warrants that are outstanding or issuable upon the exercise of currently exercisable warrants. Certain holders of the Company's outstanding common stock, warrants and options (including current and former executive officers) have "piggyback" registration rights and/or demand registration rights that they may exercise. See "Risk Factors-Shares Eligible for Future Sale; Effect on Ability to Raise Capital; No Prior Public Market for the common stock; Possible Volatility of common stock Price" and "Concurrent Offering."

                               CONCURRENT OFFERING

         Concurrently with the Offering, the Company has registered the offering of 656,037 Selling Securityholder Shares and 412,500 Class A Warrants under the Securities Act on behalf of the Selling Securityholders pursuant to a Selling Securityholder Prospectus included within the Registration Statement of which this Prospectus forms a part. The Selling Securityholder Securities are outstanding or issuable upon the exercise of immediately exercisable warrants.
 The Company will not receive any of the proceeds from the sale of the Selling Securityholder Securities, but will receive the proceeds of the exercise, if any, of the various warrants pursuant to which the shares of common stock and Class A Warrants comprising 412,500 Units and 270,837 other Selling Securityholder Shares are issuable. It is anticipated that when the Selling Securityholder Securities are eligible for sale, they will be offered and sold from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.


                                  LEGAL MATTERS

         The validity of the securities being offered hereby were passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York, Melvin Weinberg, Esq., a partner of Parker Chapin Flattau & Klimpl, LLP, may be deemed the beneficial owner of 300,000 shares of common stock as a result of his being a trustee of each of the Family Trusts.

                                     EXPERTS

         The financial statements of the Company as at December 31, 1998 and for each of the years in the two-year period then ended included in this Prospectus have been so included in reliance on the report of Richard A. Eisner & Company, LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Units, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and, in each instance, if such contract or document is an exhibit to the Registration Statement, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at its Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of fees at rates prescribed by the Commission. Electronic registrations statements made through the Electronic Data Gathering Analysis and Retrieval ("EDGAR") System are publicly available through the Commission's Website (http://www.sec.gov).

         The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus. Any such request should be directed to the attention of the Corporate Secretary, ObjectSoft Corporation, Continental Plaza III, 433 Hackensack Avenue, Hackensack New Jersey 07601, telephone number (201) 343-9100.

                          INDEX TO FINANCIAL STATEMENTS


 REPORT OF INDEPENDENT AUDITORS.........................................F-2


 BALANCE SHEET - AS AT DECEMBER 31, 1998................................F-3


 STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
 DECEMBER 31, 1998 AND DECEMBER 31, 1997................................F-4


 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
 (CAPITAL DEFICIENCY) FOR THE YEARS ENDED
 DECEMBER 31, 1998 AND DECEMBER 31, 1997................................F-5

 STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
 DECEMBER 31, 1998 AND DECEMBER 31, 1997................................F-6

 NOTES TO FINANCIAL STATEMENTS..........................................F-7

 CONDENSED BALANCE SHEETS - AS AT MARCH 31, 1999 AND
 DECEMBER 31, 1998.....................................................F-16

 CONDENSED STATEMENTS OF OPERATIONS - THREE MONTHS
 ENDED MARCH 31, 1999 AND 1998.........................................F-17

 CONDENSED STATEMENTS OF CASH FLOWS - THREE MONTHS
 ENDED MARCH 31, 1999 AND 1998.........................................F-18

 NOTES TO CONDENSED FINANCIAL STATEMENTS...............................F-19

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
ObjectSoft Corporation
Hackensack, New Jersey


We have audited the accompanying balance sheet of ObjectSoft Corporation as of December 31, 1998 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of ObjectSoft Corporation as of December 31, 1998 and the results of its operations and cash flows for each of the years in the two-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP


Florham Park, New Jersey
February 20, 1999
With regard to Note A[1]
March 19, 1999


OBJECTSOFT CORPORATION

Balance Sheet
December 31, 1998




ASSETS
Current assets:
   Cash and cash equivalents                                                                              $           982,006
   Accounts receivable, less allowance for doubtful accounts of $75,000                                                77,440
   Prepaid expenses and other current assets                                                                          195,367
   Deferred tax asset                                                                                                 360,000
                                                                                                          -------------------

      Total current assets                                                                                          1,614,813

Furniture and equipment, at cost, net of accumulated depreciation                                                     666,994
Capitalized software                                                                                                   58,790
Note receivable - officer/shareholder                                                                                 440,000
Other assets                                                                                                          156,510
                                                                                                          -------------------

                                                                                                          $         2,937,107
                                                                                                          ===================
LIABILITIES
Current liabilities:
   Current portion of long-term debt                                                                      $            15,494
   Current portion of obligations under capital lease                                                                  21,268
   Accounts payable                                                                                                   522,383
   Accrued expenses                                                                                                   118,401
   Other liabilities                                                                                                    4,413
                                                                                                          -------------------

      Total current liabilities                                                                                       681,959

Long-term debt                                                                                                         12,816
Obligations under capital lease                                                                                        48,621
                                                                                                          -------------------
      Total liabilities                                                                                               743,396
                                                                                                          -------------------
Commitments

STOCKHOLDERS' EQUITY
6% non-voting  convertible  preferred stock, $100 par, authorized 20,000 shares;
   issued and outstanding 10,500 shares                                                                             1,050,000
Common stock, $.0001 par, authorized 20,000,000 shares, issued and outstanding
   6,850,769 shares                                                                                                       685
Additional paid-in capital                                                                                          8,327,718
Accumulated deficit                                                                                                (7,184,692)
                                                                                                          -------------------
      Total stockholders' equity                                                                                    2,193,711
                                                                                                          -------------------
                                                                                                          $         2,937,107
                                                                                                          ===================

See notes to financial statements



OBJECTSOFT CORPORATION

Statements of Operations



                                                                                                   Year Ended
                                                                                                  December 31,

                                                                                             1998                  1997
                                                                                             ----                  ----

Revenues:
    Development and training                                                         $       43,672         $     266,853
    Rental income                                                                           116,793               364,314
                                                                                      -------------         -------------

          Total revenues                                                                    160,465               631,167
                                                                                      -------------         -------------

Expenses:
     Cost of services:
          Development and training                                                          334,503               346,767
          Rentals                                                                           331,587               426,755
     Research and development                                                               490,558               613,000
     General and administrative                                                           1,930,255             1,766,333
                                                                                       ------------         -------------

          Total expenses                                                                  3,086,903             3,152,855
                                                                                       ------------         -------------

Loss from operations                                                                     (2,926,438)           (2,521,688)
                                                                                       ------------          ------------

Other income (expense):
     Realized and unrealized gain (loss) on marketable securities                            (7,041)              137,927
     Interest and dividend income                                                            72,891               126,562
     Interest expense                                                                       (14,082)              (12,673)
     Loss on uncollectible loan                                                                                  (250,000)
                                                                                      -------------         -------------

          Total other income                                                                 51,768                 1,816
                                                                                      -------------         -------------

Loss before income tax benefit                                                           (2,874,670)           (2,519,872)
Income tax benefit                                                                          360,000
                                                                                      -------------         -------------

Net (loss)                                                                              $(2,514,670)          $(2,519,872)
                                                                                        ===========           ===========

Basic and diluted net loss per share                                                   $     (0.55)           $     (0.62)
                                                                                       ============           ===========




See notes to financial statements



OBJECTSOFT CORPORATION

Statements of Changes in Stockholders' Equity
Years Ended December 31, 1998 and 1997


                                    6% Series C           6% Series D
                                    Non-Voting             Non-Voting
                                    Convertible           Convertible                             Additional
                                  Preferred Stock       Preferred Stock        Common Stock        Paid-in
                                Shares       Amount     Shares    Amount       Shares    Amount    Capital    (Deficit)     Total
                                 -----       ------     ------    ------       ------    ------    -------    ---------     -----


Balance, January 1, 1997                                                      4,022,676  $ 402  $6,878,868  $(2,150,150) $4,729,120

Compensatory warrant                                                                                 4,000                    4,000

Exercise of warrants and
   nonemployee options                                                           60,000      6      59,994                   60,000

Net loss                            --------- ---------- -------- ---------  ------------ ----- ----------   (2,519,872) (2,519,872)


Balance, December 31, 1997                                                    4,082,676    408   6,942,862   (4,670,022)  2,273,248

Common stock, net of costs                                                      719,444     72     336,561                  336,633

Issuance of Series C
   preferred stock                    12,480   $1,248,000                        57,778      6    (132,506)               1,115,500

Compensatory warrants
   and common stock                                                              50,000      5      12,995                   13,000

Conversion of Series C preferred
   stock to common stock             (12,480)  (1,248,000)                    1,940,871    194   1,247,806                        0

Issuance of Series D
   preferred stock                                          10,500 $1,050,000                      (80,000)                 970,000

Net loss                                                                                                     (2,514,670) (2,514,670)
                                    ------------------------------------------------------------------------------------------------

Balance, December 31, 1998                  0   $       0   10,500 $1,050,000 6,850,769  $ 685  $8,327,718 $ (7,184,692) $2,193,711
                                    ================================================================================================


See notes to financial statements



OBJECTSOFT CORPORATION


Statements of Cash Flows


                                                                                            Year Ended
                                                                                           December 31,
                                                                                     1998                 1997
                                                                                     ----                 ----

Cash flows from operating activities:
     Net (loss)                                                                    $(2,514,670)        $(2,519,872)
     Adjustments to reconcile net loss to net cash (used in) operating activities:
         Depreciation and amortization                                                 362,407             330,393
         Deferred tax benefit                                                         (360,000)
         Warrants and common stock issued for services rendered                         13,000               4,000
         Loss on uncollectible loan                                                                        250,000
         Provision for uncollectible accounts                                           75,000
         Unrealized (gain) loss on marketable securities                                65,938             (65,938)
         Changes in:
              Marketable securities                                                    850,000            (850,000)
              Accounts receivable                                                      212,419            (358,959)
              Prepaid expenses and other current assets                                 39,783             (54,687)
              Other assets                                                             (85,663)             59,627
              Accounts payable                                                         225,725             176,444
              Accrued expenses                                                          33,841             (17,312)
              Other liabilities                                                          2,250              (7,622)
                                                                                  ------------        ------------

               Net cash used in operating activities                                (1,079,970)         (3,053,926)
                                                                                  ------------        ------------

Cash flow from investing activities:
     Increase in bank overdraft                                                                             62,907
     Loan receivable                                                                                      (250,000)
     Capital expenditures                                                             (475,811)            (92,486)
     Capitalized software                                                              (72,027)            (37,909)
     Note receivable - officer/shareholder                                                                (637,000)
     Repayment of note receivable - officer/shareholder                                                    197,000
     Note receivable - other                                                            25,000             (25,000)
                                                                                  ------------        ------------

              Net cash used in investing activities                                   (522,838)           (782,488)
                                                                                  ------------        ------------

Cash flow from financing activities:
     Repayment of note payable                                                         (16,663)             (3,403)
     Proceeds from issuance of common stock                                            336,633
     Proceeds from exercise of warrants and nonemployee options                                             60,000
     Principal payments on obligations under capital leases                            (30,111)            (50,086)
     Proceeds from issuance of preferred stock                                       2,085,500
                                                                                  ------------         -----------

              Net cash provided by financing activities                              2,375,359               6,511
                                                                                  ------------         -----------

Net increase (decrease) in cash and cash equivalents                                   772,551          (3,829,903)
Cash and cash equivalents, beginning of period                                         209,455           4,039,358
                                                                                  ------------         -----------

Cash and cash equivalents, end of period                                          $    982,006         $   209,455
                                                                                  ============         ===========


Supplemental disclosures of cash flow

     Cash paid for interest                                                       $    11,720         $    12,673
                                                                                   ===========         ===========

See notes to financial statements

OBJECTSOFT CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company:

       The Company is currently engaged in the business of providing transaction based and advertising supported services over the Internet and through public access kiosks. Its kiosks may be sold to others or operated by the Company for operating income.

       The Company raised an additional $1,800,000 (net of expenses) in a private offering of equity securities in March 1999.

Cash and cash equivalents:

       Cash and cash equivalents include cash on hand, demand deposits and all highly-liquid investments with a maturity of three months or less at the time of purchase.

Furniture and equipment:

       Furniture   and   equipment   is  carried  at  cost,   less   accumulated
       depreciation. Depreciation is provided using the straight-line method over estimated useful lives of the assets (three to seven years).

Software revenue recognition policies:

       The Company is engaged as a developer in a number of software transactions. Generally, revenue from generic software is recognized upon delivery of the software. After the sale, if significant obligations remain or significant uncertainties exist about customer acceptance of the software, revenue is deferred until the obligations are satisfied or the uncertainties are resolved. Revenue from software services is recognized as the services are performed. Revenue from software leased through the Internet (generally one year) is deferred and amortized over the lease term. Revenue from custom software development is recognized based upon its percentage completion.

Software development costs:

       The Company capitalizes software development costs when project technological feasibility is established and concluding when the project is ready for release. Research and development costs related to software development are expensed as incurred.

       The Company's policy is to amortize capitalized software costs by the greater of (a) the ratio that current gross revenues for a product bears to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product including the period being reported on. It is reasonably possible that those estimates of anticipated future gross revenues, the remaining economic useful life of the product or both may vary in the near term.

Marketable securities

       During 1998 and 1997, the Company bought and held marketable equity securities for the purpose of selling them in the near term and were classified as trading securities. Changes in fair value of trading securities during the period are reported in earnings.

OBJECTSOFT CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Provision for income taxes:

       Deferred income taxes arise from temporary differences resulting primarily from income and expense items being reported on an accrual basis for financial reporting purposes and on a cash basis for tax purposes, capitalized software and net operating loss carryforwards.

Stock-based compensation:

       Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") allows companies to either expense the estimated fair value of stock options granted to employees or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans. See Note H to the financial statements for further information.

Per share data:

       The basic and diluted per share data has been computed on the basis of the loss for each year divided by the weighted average number of shares of common stock outstanding. The weighted average shares of common stock outstanding for the years ended December 31, 1998 and 1997 aggregated 4,548,696 and 4,066,994, respectively.

Use of estimates:

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncement:

       In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98- 1"). SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal uses including the requirements to capitalize specified costs and amortization of such costs. The Company does not expect the adoption of this standard to have a material effect on its capitalization policy.

NOTE B - NOTE RECEIVABLE OFFICER/SHAREHOLDER

The note receivable is due from the chairman of the Company's board of directors and is collateralized by contract rights to receive an option convertible into marketable securities. It was initially due November 1997 and was extended to May 1998 and further extended to May 31, 1999 and bears interest at 8 percent per annum.

OBJECTSOFT CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE C - FURNITURE AND EQUIPMENT

As of December 31, 1998, furniture and equipment consists of:



               Kiosks                                        $   961,478
               Furniture and other equipment                     306,274
                                                            ------------

                                                               1,267,752
               Accumulated depreciation                          600,758

                                                             $   666,994
                                                            ============


Depreciation expense aggregated $270,939 and $202,597 for the years ended December 31, 1998 and 1997, respectively. Included in furniture and other equipment are assets under capital leases with costs of $157,382. Accumulated depreciation on these assets aggregated $68,704. Depreciation expense on equipment under capital lease aggregated $33,389 and $32,041, for the years ended December 31, 1998 and 1997, respectively.

During 1998 and 1997, the Company acquired equipment under capital lease aggregating $47,177 and $18,834, respectively.

NOTE D - CAPITALIZED SOFTWARE

During the years ended December 31, 1998 and 1997, the Company capitalized software development costs which aggregated $72,027 and $37,909, respectively. Amortization of capitalized software costs aggregated $91,468 and $127,796 for the years ended December 31, 1998 and December 31, 1997, respectively.

NOTE E - OBLIGATIONS UNDER CAPITAL LEASE

Minimum future lease payments under capital leases expiring through 2002, as of December 31, 1998 are as follows:


       Year Ending                                               Amount
       December 31,                                              ------
       ------------
         1999                                                    $   33,826
         2000                                                        31,408
         2001                                                        22,723
         2002                                                         4,580
                                                               ------------
                                                                     92,537


Less amount representing interest                                    22,648
                                                               ------------
Present value of net minimum lease payments                          69,889
Due within one year                                                  21,268

Due after one year                                              $    48,621
                                                               ============

OBJECTSOFT CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE F - LONG-TERM DEBT

Long-term debt as of December 31, 1998 consists of:


          Note payable collateralized by equipment,
               interest at 8.65%, principal and interest
               of $797, due in monthly installments
               through July 1999                                      $   5,413

          Note payable collateralized by equipment,
               interest at 15.44%, principal and interest
               of $1,077, due in monthly installments
               through January 2001                                      22,897
                                                                       --------
                                                                         28,310
          Current portion of long-term debt                              15,494
                                                                       --------
          Long-term debt                                               $ 12,816
                                                                       ========

As of December 31, 1998, annual maturities of long-term debt outstanding are as follows:



                    Year Ended                             Amount
                   December 31,                            ------
                   ------------
                                                           $ 15,494
                       1999                                  11,754
                       2000                                   1,063
                       2001

NOTE G - ACCRUED EXPENSES:

Accrued expenses are:


                    Accrued rents                           $  39,401
                    Accrued legal fees                         40,000
                    Other                                      39,000
                                                           ----------

                                                             $118,401
                                                           ==========



NOTE H - STOCKHOLDERS' EQUITY

Preferred stock:

In September 1998, the Company issued 12,000 shares of Series C 6% convertible preferred stock, warrants to purchase 24,000 shares of common stock at $3.04 per share ("warrant A") and warrants to purchase 24,000 shares of common stock at $3.16 per share ("warrant B") for $1,115,500, net of costs. Additionally, the placement agents received 480 shares of the Series C preferred stock, warrant A `to purchase 29,000 shares of common stock and 57,778 shares of common stock. In November 1998, all of the outstanding Series C preferred stock were converted into 1,940,871 shares of common stock. The warrants expire in May 2003.

OBJECTSOFT CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE H - STOCKHOLDERS' EQUITY (CONTINUED)

In December 1998, the Company issued for $970,000, net of costs, 10,000 shares of Series D 6% cumulative convertible preferred stock and warrants to purchase 50,000 shares at $2.44 per share expiring December 2003. Additionally, the placement agent received 500 shares of Series D preferred stock and aforementioned warrants to purchase 40,000 shares. The preferred stock is convertible any time after March 1, 1999. The number of shares of common stock to be issued upon conversion shall be determined by dividing $1,050,000 by the lesser of (i) 80% of the average closing bids for the Company's common stock for the five business days ending one day prior to the conversion or (ii) $2.03.

Stock options and warrants:

The Company has warrants outstanding, expiring in April 2000, to purchase 143,333 shares of common stock at an exercise price of $0.50.

In 1995, the Company granted an option to purchase 100,000 shares of common stock at $1.00 per share in exchange for consulting services. The options are exercisable through September 2000. In 1996, in exchange for an additional $5,000 payment to the option holder, the Company canceled the option on 50,000 shares. During 1997, the remaining options were exercised.

In 1996, the Company granted a warrant to purchase 10,000 shares of common stock at $1.00 per share in exchange for $20,000 of professional services to be rendered during the vesting period. This warrant, which was exercised in 1997, vested ratably over a ten month period ending March 1997. During 1997, the Company recognized expense of $4,000.

In connection with the redemption of preferred stock in 1996, the Company issued a warrant to purchase 20,000 shares of common stock at an exercise price of $7.00. The warrant expires November 1999.

In July 1998, the Company repriced all employee stock options to the then current market value of $1.45. In conjunction with the repricing, the vesting periods were extended.

In November 1998, the Company issued warrants to purchase 675,000 shares of common stock at price ranging from $1.00 to $5.00 per share and 50,000 shares of common stock in exchange for professional services to be performed substantially over a 24 month period. The estimated fair value of the warrants and stock at date of issue aggregated $248,000 and is being amortized over 24 months. During the year ended December 31, 1998, the Company recognized an expense of $13,000.

The Company maintains a stock option plan ("Plan") pursuant to which 750,000 shares of common stock are reserved for issuance upon exercise of either incentive or non incentive stock options which may be granted from time to time by the Board of Directors to employees and others. In July 1998, the stockholders approved increasing the shares reserved under the Plan for 250,000 shares to 750,000 shares.

The Company recognizes compensation expense for the difference between the fair value of the underlying common stock and the grant price of the option at the date of grant. The effect of valuing the options, on 1998 and 1997 net loss is not necessarily representative of the effects on reported net earnings or loss for future years due to, among other things, (1) the vesting period of the stock options and (2) the fair value of additional stock options in future years. Had compensation cost for the Company's stock option plans been determined based upon the fair value of the options at the grant date for awards under the plans consistent with the methodology prescribed under SFAS No. 123, the Company's pro forma net loss in 1998 would have been approximately $2.6 million or $(0.57) per share and the pro forma net loss in 1997 would have been approximately $2.7 million or $(0.67) per share.

OBJECTSOFT CORPORATION

NOTES TO FINANCIAL STATEMENTS

Stock options and warrants: (continued)

The fair value of each option granted in 1998 and 1997 has been estimated on the date of grant using the Black- Scholes options pricing model with the following assumption: no dividends yield, expected volatility of 40%, risk free interest rates of 5.50% and 5.36%, respectively, and expected lives of approximately four and half years for the 1997 options and three years for the 1998 options. The fair value of options granted during 1998 and 1997 were $0.48 and $2.18 per share, respectively.

As of December 31, 1998, 4,276,387 shares were reserved for issuance of shares for outstanding warrants and options.

The following summarizes stock option transactions under the Plan:


                                                Year Ended December 31,
                                              1998                   1997
                                              ----                   ----
                                              Weighted             Weighted
                                               Average              Average
                                              Exercise             Exercise
                                          ---------------       ----------------
                                          Shares    Price       Shares     Price
                                          ------    -----       ------     -----

Outstanding options at the beginning
     of year                              250,000   $3.96       145,000   $3.43
Options granted                           435,000    1.45       110,000    4.64
Options expired or canceled              (293,333)   3.59        (5,000)   3.50
                                         --------              --------
Outstanding options at the end of year    391,667   $1.45       250,000   $3.96
                                         ========              ========

The following table summarizes information about the plan's options outstanding as of December 31, 1998:


                       Options Outstanding             Options Exercisable
                       -------------------             -------------------
                             Weighted
                             Average
                            Remaining       Weighted                 Weighted
 Range of                  Contractual      Average                  Average
 Exercise    Number            Life         Exercise    Number       Exercise
  Prices   Outstanding      (In Years)       Price    Exercisable     Price
---------  -----------     -----------      -------   -----------    ---------

   $1.45     391,667            4.5           $1.45     161,389        $1.45


NOTE I - INCOME TAXES

The significant components of the Company's deferred tax assets and liabilities as of December 31, 1998 is as follows:


       Net operating losses carryforward               $3,004,000
       Accrual to cash adjustment                          72,000
       Capitalized software                               (10,000)
       Depreciation                                        25,000
       Research and development credits                    75,000
       Valuation allowance                             (2,806,000)
                                                       ----------

       Net deferred tax asset                        $     60,000
                                                     ============

OBJECTSOFT CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE I - INCOME TAXES

In accordance with New Jersey statutes, the Company has entered into an agreement to sell certain New Jersey net operating losses and research and development credits accordingly, a state income tax benefit and deferred tax asset has been recognized in 1998. There was no provision for income taxes for the year ended December 31, 1997.

During the years ended December 31, 1998 and 1997, the benefit for deferred taxes before change in valuation allowances aggregated $326,000 and $1,437,000, respectively, which the valuation allowance as of December 31, 1998 and 1997 were $2,411,000 and $2,229,000, respectively and the change in valuation allowances for the years ended December 31, 1998 and 1997 were $507,000 and $956,000, respectively.

The difference between the statutory federal income tax rate and the effective rate for the Company's income tax benefit for each of the years ended December 31, 1998 and 1997, respectively, is summarized as follows:


                                                       1998         1997
                                                       ----         ----

Statutory federal income tax rate                       34.0%        34.0%
State income tax benefit, net of federal tax effect      9.5
Increase in valuation allowance                        (31.4)       (41.7)
Research and development credit                                       2.6
Miscellaneous                                            2.3          5.1
                                                      ------       ------

Effective income tax rate                               14.4%         0.0%
                                                      ======       ======

As of December 31, 1998, the Company had a net operating loss carryforward of $7,346,000 for federal income tax purposes, which expires through 2018.


NOTE J - EMPLOYEE BENEFIT PLAN

The Company maintains a noncontributory Employee Savings Plan, in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Pursuant to the terms of the plan, participants can defer a portion of their income through contributions to the Plan.


NOTE K - FINANCIAL INSTRUMENTS, REVENUES AND OTHER MATTERS

1.     Cash and cash equivalents:

       The Company places its cash and cash equivalents in a commercial bank. At times, the cash balances exceed federally insured limits.

2.     Revenues:

       For the years ended December 31, 1998 and 1997, 73 percent and 84 percent of revenues, respectively, were derived from one customer.

OBJECTSOFT CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE K - FINANCIAL INSTRUMENTS, REVENUES AND OTHER MATTERS

3.      Microsoft Corporation:

       The Company's software is generally based upon Microsoft Windows technology. Additionally, it has established a strategic relationship with Microsoft that management believes is important to its sales, marketing and support and product development activities. Accordingly, any change in this relationship or any factor adversely affecting the demand for, or the use of Microsoft's Windows operating system could have a negative impact on demand for the Company's products and services. Additionally, changes to the underlying components of the Windows operating system would require changes to the Company's products and could result in the loss of sales if the Company did not implement changes in a timely manner.

NOTE L - COMMITMENTS

1.     Lease income:

       The Company leases five kiosks, hardware and software to the City of New York. All rental income relates to this agreement. Additionally, the Company can earn fees based upon the number of transactions effectuated in the kiosks. Effective January 1998, the Company extended its agreement with the City of New York through June 1999. Under the terms of this agreement, the annual rental income is $117,000.

2.     Lease:

       The Company leases office space and equipment under operating leases with initial or remaining terms of one year or more through 2003. Minimum annual rentals are as follows:



                      Year Ending                     Amount
                      December 31,                    -------
                      ------------
                                                      $112,289
                            1999                       117,356
                            2000                       103,544
                            2001                        97,666
                            2002                        24,685
                            2003                    ----------
                                                      $455,540
                                                    ==========

      Rent expense approximated $100,023 and $77,900, for the years ended December 31, 1998 and 1997, respectively.

3.    EMPLOYMENT AGREEMENTS

      The Company previously entered into employment agreements with two key executives expiring in December 2001. Under the terms of the agreements, the aggregate current annual compensation is $215,000 per executive. Additionally, the agreements include provisions for bonuses (aggregating the sum of 5 percent of earnings before depreciation, interest, taxes and amortization and other amounts, if any, to be determined by the board of directors), increases in compensation and severance payment based upon certain events.

OBJECTSOFT CORPORATION

NOTES TO FINANCIAL STATEMENTS
NOTE M - LOSS ON UNCOLLECTIBLE LOAN

During 1997, the Company entered into a letter of intent to acquire another software company. Concurrently, the Company loaned this company $250,000. The acquisition has been cancelled and the loan written off as uncollectible.

NOTE N - ADVERTISING COSTS

Advertising  costs are charged to operations in the year incurred and aggregated
$40,723  and  $40,521  for  the  years  ended   December   31,  1998  and  1997,
respectively.

OBJECTSOFT CORPORATION
CONDENSED BALANCE SHEETS --MARCH 31, 1999 (Unaudited)
AND DECEMBER 31, 1998
                                               March          December
                                              31, 1999        31, 1998
                                            ------------    ------------
        ASSETS
Current assets:
   Cash and cash equivalents                   $977,338        $982,006
   Marketable securities                        504,256
   Accounts receivable                           80,326          77,440
   Prepaid expenses and other
        current assets                          337,824         195,367
   Note receivable - other
   Deferred tax asset                           480,000         360,000
                                            ------------    ------------
   Total current assets                       2,379,744       1,614,813
Equipment, at cost, net of
   accumulated depreciation                     881,075         666,994
Capitalized software                             87,251          58,790
Notes  receivable-
   officer/ shareholder                         440,000         440,000
Other assets                                    114,664         156,510
                                            ------------    ------------
TOTAL LIABILITIES                             3,902,734       2,937,107
                                            ============    ============
Current liabilities
   Current portion of long-term
        debt                                    $13,597         $15,494
   Current portion of obligations
        under capital lease                      22,659          21,268
   Accounts payable                             240,415         522,383
   Accrued expenses                             137,583         118,401
   Other current liabilities                      2,473           4,413
                                            ------------    ------------
Total current liabilities                       416,727         681,959
                                            ------------    ------------

Long-term debt                                   10,045          12,816
Obligations under capital lease                  40,922          48,621
                                            ------------    ------------
Total Liabilities                               467,694         743,396
                                            ------------    ------------

        STOCKHOLDERS' EQUITY

6% non-voting convertible preferred stock,
   $100 par, authorized 20,000 shares
   issued and outstanding 10,500 shares       1,050,000       1,050,000
6% non-voting convertible preferred
   stock, $100 par, authorized 25,000 shares
   issued and outstanding 21,000 shares       2,100,000
Common stock, $.0001 par value; authorized
   20,000,000 shares; issued and
   outstanding 6,850,769 shares at
    December 31, 1998,
   and 6,960,135 at March  31, 1999                 696             685
Additional paid-in capital                    8,106,120       8,327,718
Accumulated deficit                          (7,821,776)     (7,184,692)
                                            ------------    ------------
   Total stockholders' equity                 3,435,040       2,193,711
                                            ------------    ------------
TOTAL                                        $3,902,734      $2,937,107
                                            ============    ============


OBJECTSOFT CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998
UNAUDITED


                                              Three Months Ended March 31,
                                                  1999           1998*
                                            ------------    ------------
Sales and services                              $45,350         $44,291
                                            ------------    ------------

Expenses:
   Cost of sales and services                   187,351         183,356
   Research and development                      78,911         147,340
   General and administrative                   522,588         468,812
                                            ------------    ------------

        Total expenses                          788,850         799,508
                                            ------------    ------------

        Loss from operations                   (743,500)       (755,217)
                                            ------------    ------------
Other income(expense):
   Realized and unrealized (loss) on
      marketable securities                     (10,265)         (1,846)
   Interest and dividend income                   2,800          34,371
   Interest expense                              (6,119)         (2,927)
                                            ------------    ------------
        Total other income (expense)            (13,584)         29,598
                                            ------------    ------------

Loss before income tax benefit                 (757,084)       (725,619)
Income tax benefit                              120,000          90,000
                                            ------------    ------------

NET (LOSS)                                    ($637,084)      ($635,619)
                                            ------------    ------------


BASIC AND DILUTED NET (LOSS) PER SHARE           ($0.18)         ($0.16)
                                            ============    ============

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                            6,924,421       4,082,676
                                            ============    ============

* Adjusted for year end audit adjustments

                                      F-17

OBJECTSOFT CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
UNAUDITED

                                           Three Months Ended March 31,
                                               1999            1998*
                                            ------------    ------------
Cash flows from operating activities:
Net (loss)                                    ($637,084)      ($635,619)
Adjustments to reconcile net loss to net
  cash (used in) operating activities:
   Depreciation and amortization                115,288          81,825
   Changes in operating assets and
        liabilities:
   (Increase) decrease in:
        Marketable securities                  (504,256)        583,703
        Accounts receivable                      (2,886)        167,995
        Other current assets                   (142,457)        (15,807)
        Note receivable- other                                    8,360
        Deferred tax asset                     (120,000)        (90,000)
        Other assets                             41,846
   Increase (decrease) in:
        Accounts payable                       (281,968)       (160,061)
        Accrued expenses and
                 other liabilities               17,242          25,629
                                            ------------    ------------
Net cash used in operating activities        (1,514,275)        (33,975)
                                            ------------    ------------
Cash flow from investing activities:
Capital expenditures                           (289,570)        (23,869)
Capitalized software and courseware             (68,260)        (24,500)
                                            ------------    ------------
Net cash (used in) investing activities        (357,830)        (48,369)
                                            ------------    ------------
Cash flow from financing activities:
Proceeds from exercise of warrants
   and nonemployee options                       38,413
Proceeds from issuance of preferred stock     1,840,000
Principal payments on obligations
   under capital leases                          (6,308)        (12,249)
Repayment of long-term debt                      (4,668)         (2,104)
                                            ------------    ------------
Net cash provided by financing activities     1,867,437         (14,353)
                                            ------------    ------------


NET (DECREASE) IN CASH                           (4,668)        (96,697)

Cash, beginning of period                       982,006         209,455
                                            ------------    ------------
Cash, end of period                            $977,338        $112,758
                                            ============    ============
SUPPLEMENTAL DISCLOSURE
OF CASH FLOW INFORMATION
Interest expense paid                            $6,119          $2,927
                                            ============    ============


* Adjusted for year end audit adjustments

                                      F-18


OBJECTSOFT CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 1999

NOTE A -- BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-QSB and item 310 (b) of Regulation SB. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. For further information, refer to the Financial Statements and footnotes thereto included in the Company's Form 10-KSB for the year ended December 31, 1998 as filed with the Securities and Exchange Commission.

NOTE B -- LOSS PER SHARE

Basic and diluted net loss per share was computed based on the weighted average number of shares of common stock outstanding during the period and the net loss increased by the dividends accruing on the cumulative preferred stock.

Note C - Subsequent Events

In April, 1999, the Company entered into a sale and leaseback agreement in which the Company received $123,200. The net book value of the assets sold was approximately $85,000.

 The information in this Prospectus is not complete. The Selling Stockholder may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any State where the offer or sale is not permitted.



                    SUBJECT TO COMPLETION DATED MAY 20, 1999

                                   PROSPECTUS

                             OBJECTSOFT CORPORATION

                          412,500 Class A Warrants and
  656,037 shares of common stock issuable upon the exercise of certain warrants
                               -------------------



         The securityholders of our Company listed on page A4-A6 of this Prospectus are offering for sale up to 412,500 Class A Warrants and 656,037 shares of common stock issuable upon exercise of the Class A Warrants and certain other warrants. Under this Prospectus selling securityholders may pledge, donate or transfer their shares and other successors, may also use this prospectus. The Selling Stockholders may offer their shares through public or private transactions, at prevailing market prices, or at privately negotiated prices.

         The selling securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933 with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities.

         The selling securityholders will receive all of the net proceeds from the resale of the shares. Accordingly, we will not receive any proceeds from the resale of the shares. We may however receive proceeds from the exercise of the warrants. We will use such net proceeds for general corporate purposes. We have agreed to bear the expenses relating to the registration of the securities, other than brokerage commissions and expenses, if any, which will be paid by the selling securityholders.

         Concurrently with this offering, we registered 1,366,050 shares of common stock and 1,366,050 Class A Warrants that were issued by us in our initial public offering. See "Concurrent Public Offering."

                      ------------------------------------
                       NASDAQ SmallCap Market Symbol for:
                              Common Stock: "OSFT"
                            Class A Warrants: "OSFTW"
                      ------------------------------------

 On May 14, 1999, the closing bid price for the common stock and the Class A Warrants were $2 and $.594, respectively.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" ON PAGE 7 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS MAY ___, 1999


                           [ALTERNATE PROSPECTUS PAGE]

                           [ALTERNATE PROSPECTUS PAGE]



                             ----------------------
                                TABLE OF CONTENTS
                             ----------------------
                                                                      Page
                                                                      ----


 Prospectus Summary.......................................................3
 Risk Factors.............................................................6
 Use of Proceeds.........................................................19
 Dividend Policy.........................................................19
 Capitalization..........................................................20
 Selected Financial Data.................................................22
 Management's Discussion And Analysis of Financial
    Condition and Results of Operations..................................23
 Business................................................................27
 Management..............................................................34
 Principal Stockholders..................................................43
 Description of Securities...............................................45
 Shares Eligible for Future Sale.........................................49
 Concurrent Offering ....................................................50
 Legal Matters...........................................................50
 Experts.................................................................50
 Additional Information..................................................50
 Index to Financial Statements..........................................F-1
 Selling Securityholders................................................A-3
 Plan of Distribution...................................................A-7
 Concurrent Public Offering.............................................A-7

         ObjectSoft Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission. These reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material may also be obtained by mail from the Public Reference Section of the Commission at prescribed rates. Electronic registration statements made though the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov). See "Additional Information."

         We intend to furnish our stockholders with annual reports containing audited financial statements and such other reports as we deem appropriate or as may be required by law.

                           [ALTERNATE PROSPECTUS PAGE]

                             SELLING SECURITYHOLDERS

         Up to an aggregate of 656,037 shares of common stock and 412,500 Class A Warrants may be offered for resale by the Selling Securityholders.

         412,500 Class A Warrants and 412,500 of the shares of common stock are issuable, in the form of units, each Unit consisting of one share of common stock and one Class A Warrant.

         The Units are issuable upon the exercise of:

                  o 375,000 warrants (the "Bridge Warrants") issued to investors in a private placement by the Company in April through June, 1996 (the "Bridge Loan Offering") and

                  o 37,500 warrants issued to Renaissance Financial Securities Corporation in its capacity as placement agent of the Bridge Loan Offering (the "Placement Agent's Warrant").

         Renaissance subsequently assigned the Placement Agent's Warrant to two of its executive officers.

         Of the other 270,837 shares of common stock to which this Prospectus is related:

                  o 182,004 shares are issuable upon the exercise of warrants issued to the investors in the July 1996 Offering ( the "July 1996 Warrants"),

                  o 45,500 shares are issuable upon the exercise of a warrant (and the July 1996 Warrants issuable upon the exercise thereof) issued to Win Capital Corporation in its capacity as placement agent of the July 1996 Offering (the "July Placement Warrant") and

                  o 43,333 shares are issuable upon the exercise of warrants originally issued to a former executive officer of the Company (the "Officer Warrants"). See "Selling Securityholders" and "Plan of Distribution." See "Plan of Distribution" and "Concurrent Public Offering."

         The following table sets forth certain information with respect to each Selling Securityholder for whom we are registering Selling Securityholder Securities for resale to the public. We will not receive any of the proceeds from the sale of such securities. In the event the Placement Agent's Warrant and all of the Bridge Warrants and the other warrants exercisable to acquire shares of common stock are exercised in full, we will receive gross proceeds of $5,226,685. Renaissance acted as the Underwriter of our initial public offering in November, 1996. We understand that the Underwriter has ceased operating and has given up its NASD license. Other than as described with respect to Renaissance, to the Company's knowledge, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

         Other than Adam J. Cohen and Todd M. Spehler (former executive officers of Renaissance), who individually own the Unit Purchase Option which was originally issued to Renaissance, and the holders of the Officer Warrants, no Selling Securityholder currently owns securities of the Company other than the Selling Securityholder Securities or warrants exercisable to purchase Selling Securityholder Securities. Assuming all of the Selling Securityholder Securities are issued and sold, and based on the securities of the Company currently owned by the Selling Securityholders, no Selling Securityholder, with the possible exception of Win Capital, will beneficially own 1% or more of the Company's common stock.

                           [ALTERNATE PROSPECTUS PAGE]



                                                       MAXIMUM                       MAXIMUM NUMBER
                                                      NUMBER OF                   OF CLASS A WARRANTS
    BRIDGE OFFERING                             SHARES TO BE SOLD (1)                TO BE SOLD (1)
    ---------------                             ---------------------               ---------------

 Adam J. Cohen                                     25,000(2)                        25,000(2)
 Todd M. Spehler                                   12,500(2)                        12,500(2)
 Nathan Eisen                                         7,500                            7,500
 Richard, Steven and Kenneth Etra                    15,000                           15,000
 William J. Ludwig                                   15,000                           15,000
 Joseph W. And Ann G. Schantz                         7,500                            7,500
 Gregg Gallant                                        7,500                            7,500
 Mary and Mark Albritton                             15,000                           15,000
 Sydney Katz                                          7,500                            7,500
 Louis Falletta                                       7,500                            7,500
 Phillip Levien                                       7,500                            7,500
 Pamda Retirement Trust                              15,000                           15,000
 Eric W. Larson                                      15,000                           15,000
 Herbert M. Reichlin and Diane J. Reichlin (3)       37,500                           37,500
 Peter S. Morford                                     7,500                            7,500
 Robert E. Coomes                                     7,500                            7,500
 Gary G. Hammon                                       7,500                            7,500
 Sheldon Sisken                                       7,500                            7,500
 Abraham David                                        7,500                            7,500
 Bay N. Sayegh                                        7,500                            7,500
 American Waste Oil Services Corp.                   15,000                           15,000
 Gastroenterology Associates                         30,000                           30,000
 Servesting Investment Co.                            7,500                            7,500
 Martin Hodas                                        15,000                           15,000
 Richard Someck                                      15,000                           15,000
 Roger Testa                                         30,000                           30,000
 Cyril J. Galagan                                    15,000                           15,000
 Jack P. Conlon                                      15,000                           15,000
 Joseph Schanne and Theresa Schanne                  15,000                           15,000
 Anthony Quarranta                                   15,000                           15,000
                                                   --------                         --------
                          TOTAL                     412,500                          412,500
                          -----                    ========                         ========


                           [ALTERNATE PROSPECTUS PAGE]



                                         MAXIMUM NUMBER
                                       OF SHARES ISSUABLE
                                         ON EXERCISE OF
                                       JULY 1996 WARRANTS
 JULY 1996 OFFERING                        TO BE SOLD
 ------------------                       -----------

 Win Capital Corporation (4)                  18,200
 Lawrence Dell Aquila                          2,381
 David Barron                                  6,667
 Louis Chapman and Elaine Chapman              2,000
 Michael Damiani and Beverly Damiani           3,333
 Seymour Fertig                                4,762
 Theodore Kaplan & Selma Kaplan                5,334
 Edgar Lindblom                                6,667
 Thomas J.  Luisi                              6,000
 Donald Markowitz                              8,000
 Gary O'Leary                                  6,667
 PAMCO General Contracting Corp.               3,334
 Pension Solutions                             6,667
 Nicholas Ponzio                               4,762
 Jeffrey Reizner                               3,334
 Samuel Richman                                2,000
 Charles Ruppman                              16,667
 Rose Salvato                                 10,667
 James R. Smith                               14,667
 John H. Smith                                 3,333
 Stourbridge Investment Ltd.                  41,429
 Suan Investments Inc.                        20,000
 Faye Zelmanovicz                              3,333
                                           ---------
                        TOTAL                200,204
                                           =========

                           [ALTERNATE PROSPECTUS PAGE]



                                               MAXIMUM NUMBER
                                             OF SHARES ISSUED
                                               ON EXERCISE OF
                                            OFFICER WARRANTS
         OFFICER WARRANT HOLDER                  TO BE SOLD
         ----------------------             -------------------

         Arthur Wein                               43,333
                                                ----------
         TOTAL OFFICER WARRANTS                    43,333
                                                ==========









 ---------
 (1) Except as to Adam J. Cohen and Todd M. Spehler, consists of common stock and Class A Warrants comprising Units issuable upon the exercise of the Bridge Warrants.

 (2) Consists of common stock and Class A Warrants comprising Units issuable upon the exercise of the Placement Agent's Warrant. In March 1998, the Placement Agent's Warrant and the Underwriter's Unit Purchase Option were assigned to Messrs. Cohen and Spehler, individually.

 (3) A Warrant was originally issued to each of HRIS Associates, Inc., Program Advisors Corporation, Program Resource Organization, Inc. and Association of Independent Employers, Inc. to acquire 15,000 shares of common stock and Class A Warrants, 7,5000 shares of common stock and Class A Warrants, 7,5000 shares of common stock and Class A Warrants and 7,5000 shares of common stock and Class A Warrants, respectively. On December 30, 1997, these Warrants were assigned to Herbert M. Reichlin and Diane J.
         Reichlin.

 (4) Consists of shares issuable upon the exercise of the July Placement Warrant and upon the exercise of July 1996 Warrants issuable upon such exercise of the July Placement Warrant. Does not include 222,500 shares of common stock.

                           [ALTERNATE PROSPECTUS PAGE]


                              PLAN OF DISTRIBUTION

         The sale of the Selling Securityholder Securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the amount of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.


         The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market making activities with respect to any securities of the Company during the applicable "cooling-off" period (at least two, and possibly nine, business days) prior to the commencement of such distribution. Accordingly, in the event that an underwriter is engaged in a distribution of Selling Securityholder Securities, it will not be able to make a market in the Company's securities during the applicable restrictive period. In addition, each Selling Securityholder desiring to sell Selling Securityholder Securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, provisions which may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           CONCURRENT PUBLIC OFFERING

         On the date of this Prospectus, a Registration Statement was declared effective under the Securities Act with respect to an offering by us of 1,366,050 shares of common stock and 1,366,050 Class A Warrants.

         Renaissance acted as Underwriter of our initial public offering in November, 1996 and, in connection therewith, was granted an option (the "Underwriter's Unit Purchase Option") to purchase up to 87,500 Units at an exercise price equal to 160% of the initial price of the Units sold in our initial public offering in November, 1996. The Class A Warrants included in the Units issuable upon the exercise of the Underwriter's Unit Purchase Option will not be redeemable by us and will be exercisable at a price an exercise price of $8.00. The Underwriter's Unit Purchase Option was assigned to two executive officers of the Underwriter.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Our Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our stockholders, intentional misconduct or wilful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law. We have entered into an Indemnification Agreement (the "Indemnification Agreement") with each of our directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in our Certificate of Incorporation or as otherwise permitted under Delaware law. Each Indemnification Agreement may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as a director or officer, against liabilities arising from willful misconduct of a culpable nature, and to obtain directors' and officers' liability insurance if available on reasonable terms.

         We maintain a directors and officers liability policy with Lloyds and Agriculture Insurance Companies that contains a combined limit of liability of $5,000,000 per policy year.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

 ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses of the offering, other than underwriting discounts and commissions, are as follows:
  Securities and Exchange Commission registration fee................  $       0
  NASD filing fee....................................................          0
  Legal fees and expenses*...........................................     10,000
  Accounting fees and expenses*......................................      5,000
  Printing and engraving expenses*...................................      2,000
  Miscellaneous*.....................................................      2,000
       Total.........................................................    $19,000
                                                                         =======
 --------------------
 * Estimated

 ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth certain information regarding sales of securities of the Company issued within the past three years, which were not registered pursuant to the Securities Act of 1933 (the "Securities Act").

         During the period April through June 1996, the Company sold 12.5 Bridge Units to accredited investors, each Bridge Unit consisting of a $100,000 7% Note (the "Bridge Notes") and warrants to purchase 30,000 Units identical to the Units offered in the Company's initial public offering. The Bridge Notes were repaid in full in November, 1996. The Bridge Warrants are exercisable at an exercise price of $3.50 until November, 1999. In connection with the Bridge Loan Offering, the Company sold to the Underwriter, in its capacity as Placement Agent of such offering, a warrant (the "Placement Agent's Warrant") to purchase a number of Units equal to 10% of Units issuable upon the exercise of the Bridge Warrants contained in the Bridge Units. The exercise price of the Placement Agent's Warrant is $5.00 exercisable at any time until November 15, 2001. The securities were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D promulgated under the Securities Act and Section 4(2) of the Securities Act.

         In July and August 1996, the Company sold , to accredited investors, an aggregate of 273,001 units (the "July 1996 Units") for an aggregate of $955,504, or $3.50 per July 1996 Unit. Each July 1996 Unit consists of one share of common stock and a warrant (the "July 1996 Warrants") to purchase two-thirds (2/3) of a share of common stock at an exercise price of $3.00 per 2/3 share (or $4.50 per share). The July 1996 Warrants are exercisable until November 12, 1999. In connection with the sale of the July 1996 Units, the placement agent for such sale, Win Capital Corporation, was granted a warrant to purchase 27,300 July 1996 Units at an exercise price of $4.50 per July 1996 Unit (the "July Placement Warrant"). The securities were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D promulgated under the Securities Act and Section 4(2) of the Securities Act.

         In July 1996, the Company redeemed the 1,250 shares of Series B Preferred Stock held by Cyndel and in connection therewith, issued to Cyndel warrants exercisable for a period of three years, to purchase 20,000 shares of common stock at an exercise price of $7.00 per share. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On May 7, 1996, the Company issued a warrant to Morton Getman, a consultant to the Company, for 10,000 shares of common stock. The warrants granted to Mr. Getman vested at the rate of 1,000 per month and have been exercised at a price of $1.00 per share.

         On February 20, 1997 and August 11, 1997, the Company issued 9,000 and 1,000 shares, respectively, to Mr. Getman, upon the exercise of the above-mentioned warrants.

         On May 13, 1998, the Company entered into the Private Equity Line of Credit Agreement and pursuant thereto, issued 444,444 shares of common stock and 12, 000 Series C Preferred Shares to the Investors and 37,778 shares of common stock and 480 Series C Preferred Shares to the Placement Agent. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On December 30, 1998, the Company entered into an Amended and Restated 6% Series D Convertible Preferred Stock Subscription Agreement, formerly known as the Private Equity Line of Credit Agreement, with several investors and pursuant thereto issued 10,000 Series D Preferred Shares and warrants to purchase an aggregate of 50,000 shares of common stock for an aggregate purchase price of $1,000,000. At the closing, the Company issued to the placement agent 500 Series D Preferred Shares, a Warrant to purchase 40,000 shares of common stock and 2% of the investment amount in cash, as placement agent fees. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On March 17, 1999, the Company entered into a 6% Series E Convertible Preferred Stock Subscription Agreement with several investors pursuant to which the Company sold $2,000,000 of 6% Series E Convertible Preferred Stock and Warrants to purchase an aggregate of 50,000 shares of common stock for an aggregate purchase price of $2,000,000. The Company issued to the Placement Agent as placement agent fees 1,000 shares of Series E Preferred Stock, warrants to purchase 50,000 shares of common stock and 3% of the investment amount in cash. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

 ITEM 27.  EXHIBITS.

         The following exhibits are filed as part of this registration statement:

 EXHIBIT NUMBER                         DESCRIPTION
 --------------                         -----------

 1.1               Form of Underwriting Agreement.  (4)
 2.1               Certificate of Ownership and Merger of ObjectSoft Corporation
                   (a New Jersey corporation) into the Company.  (1)
 2.2               Plan of Merger of ObjectSoft Corporation (a New Jersey
                   corporation) into the Company. (1)
 3.1(a)            Certificate of Incorporation of the Company.  (1)
 3.1(b)            Form of Amendment to Certificate of Incorporation of the
                   Company,  filed with the Secretary of State of Delaware.  (2)
 3.2(a)            By-laws of the Company.  (1)
 3.2(b)            Amended and Restated Bylaws of the Company.  (2)
 4.1               Form of Underwriter's Unit Purchase Option Agreement.
 4.2               Specimen Certificate of the Company's common stock.  (2)
 4.3               Form of Class A Warrant Agreement, including form of Class
                   A Warrant.  (1)
 5.1               Opinion of Parker Chapin Flattau & Klimpl, LLP as to the
                   legality of securities being registered.  (3)
 10.1              Employment Agreement dated as of July 1, 1996 between the
                   Company and David E.Y. Sarna.  (2)
 10.2              Employment Agreement dated as of July 1, 1996 between the
                   Company and George J. Febish.  (2)
 10.3(a)           1996 Stock Option Plan.  (1)
 10.3(b)           1996 Stock Option Plan, as amended.  (7)
 10.4              Form of Bridge Loan Promissory Note.  (1)
 10.5              Form of Bridge Loan Warrant.  (1)
 10.6              Form of Warrant Agreement with placement agent for Bridge
                   Loan Offering.  (1)
 10.7              Form of Subscription Agreement and Investment Representation
                   of Investor with each of the investors in the July 1996
                   Offering.  (1)
 10.8              Form of July 1996 Warrant Agreement.  (1)
 10.9              Form of Warrant Agreement with placement agent for July 1996
                   Offering.  (1)
 10.10             Agreement, dated January 11, 1996, as amended, with the City of New York (Department of Information Technology and
                   Telecommunications).  (1)
 10.11             Cooperation Agreement with Microsoft Corporation, dated
                   November 7, 1995.  (2)
 10.12             Agreement with ACORD Corporation dated July 5,1995.  (2)
 10.13             Equity Line of Credit Agreement, dated May 13, 1998.  (6)
 10.14             Form of Investor Warrant.  (2)
 10.15             Form of Officer Warrant.  (2)
 10.17             Cyndel Warrant.  (2)
 10.18             Amended and Restated 6% Series D Convertible Preferred Stock
                   Subscription Agreement, formerly known as the Private Equity
                   Line of Credit Agreement, dated as of December 30, 1998.  (8)
 10.19             Form of Series D Investors' Warrant.  (8)
 10.20             Series D Registration Rights Agreement, dated as of December
                   30, 1998.  (8)
 10.21             6% Series E Convertible Preferred Stock Subscription
                   Agreement, dated as of March 17, 1999.  (9)

 10.22             Form of Series E Investors' Warrant.  (9)
 10.23             Series E Registration Rights Agreement, dated as of March
                   17, 1999.  (9)
 23.1              Consent of Richard A. Eisner & Company, LLP.  (10)
 23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1).
 24.1              Power of Attorney.  (1)
 24.2              Michael A. Burak Power of Attorney (10)

 ------------------
 (1) Filed with initial filing of Registration Statement on Form SB-2, Registration No. 333-10519.
 (2)     Filed with Amendment No. 1 to Form SB-2, Registration No. 333-10519.
 (3)     Filed with Amendment No. 2 to Form SB-2, Registration No. 333-10519.
 (4)     Filed with Amendment No. 3 to Form SB-2, Registration No. 333-10519.
 (5) Filed with Post-Effective Amendment No. 1 to Form SB-2, Registration No. 333-10519.
 (6) Filed with Registration Statement on Form S-3, dated June 26, 1998, Registration No. 333-57753.
 (7) Filed with Post-Effective Amendment No. 2 to Form SB-2, Registration No. 333-57753.
 (8)     Filed with Form 8-K, dated January 15, 1999.
 (9)     Filed with Form 8-K, dated March 17, 1999.
 (10)    Filed herewith

 ITEM 28.  UNDERTAKINGS.

         The Company hereby undertakes that it will:

         (1) For determining any liability under the Securities Act of 1933 (the "Act"), treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective;

         (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on May 20, 1999.

                                            OBJECTSOFT CORPORATION


                                            By:   /s/ David E.Y. Sarna
                                                  ------------------------------
                                                  David E.Y. Sarna, Chairman

         In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                                Date
----------                           -----                                ----

/s/ David E.Y. Sarna    Chairman of the Board of Directors and       May 20, 1999
----------------------  Secretary (Co-Principal Executive Officer
David E. Y. Sarna       and Principal Financial Officer)



          *              President, Treasurer and Director (Co-       May 20, 1999
----------------------   Principal Executive Officer and Principal
 George J. Febish        Accounting Officer)


          *              Director                                     May 20, 1999
----------------------
 Daniel E. Ryan


 *By:    /s/ David E.Y. Sarna
         -------------------------
         David E.Y. Sarna,
         Attorney-in-Fact

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that Michael A. Burak, whose signature appears below constitutes and appoints each of David E.Y. Sarna and George J. Febish and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-act or their substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by:


Signature                        Title                              Date
---------                        -----                              ----

/s/ Michael A. Burak
--------------------
 Michael A. Burak                Director                       May 20, 1999

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------




                              EXHIBITS TO FORM S-B2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  -------------







                             OBJECTSOFT CORPORATION
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)

                                  EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------

 1.1               Form of Underwriting Agreement.  (4)
 2.1               Certificate of Ownership and Merger of ObjectSoft Corporation
                   (a New Jersey corporation) into the Company.  (1)
 2.2               Plan of Merger of ObjectSoft Corporation (a New Jersey
                   corporation) into the Company. (1)
 3.1(a)            Certificate of Incorporation of the Company.  (1)
 3.1(b)            Form of Amendment to Certificate of Incorporation of the
                   Company,  filed with the Secretary of State of Delaware.  (2)
 3.2(a)            By-laws of the Company.  (1)
 3.2(b)            Amended and Restated Bylaws of the Company.  (2)
 4.1               Form of Underwriter's Unit Purchase Option Agreement.
 4.2               Specimen Certificate of the Company's common stock.  (2)
 4.3               Form of Class A Warrant Agreement, including form of Class
                   A Warrant.  (1)
 5.1               Opinion of Parker Chapin Flattau & Klimpl, LLP as to the
                   legality of securities being registered.  (3)
 10.1              Employment Agreement dated as of July 1, 1996 between the
                   Company and David E.Y. Sarna.  (2)
 10.2              Employment Agreement dated as of July 1, 1996 between the
                   Company and George J. Febish.  (2)
 10.3(a)           1996 Stock Option Plan.  (1)
 10.3(b)           1996 Stock Option Plan, as amended.  (7)
 10.4              Form of Bridge Loan Promissory Note.  (1)
 10.5              Form of Bridge Loan Warrant.  (1)
 10.6              Form of Warrant Agreement with placement agent for Bridge
                   Loan Offering.  (1)
 10.7              Form of Subscription Agreement and Investment Representation
                   of Investor with each of the investors in the July 1996
                   Offering.  (1)
 10.8              Form of July 1996 Warrant Agreement.  (1)
 10.9              Form of Warrant Agreement with placement agent for July 1996
                   Offering.  (1)
 10.10             Agreement, dated January 11, 1996, as amended, with the City of New York (Department of Information Technology and
                   Telecommunications).  (1)
 10.11             Cooperation Agreement with Microsoft Corporation, dated
                   November 7, 1995.  (2)
 10.12             Agreement with ACORD Corporation dated July 5,1995.  (2)
 10.13             Equity Line of Credit Agreement, dated May 13, 1998.  (6)
 10.14             Form of Investor Warrant.  (2)
 10.15             Form of Officer Warrant.  (2)
 10.17             Cyndel Warrant.  (2)
 10.18             Amended and Restated 6% Series D Convertible Preferred Stock
                   Subscription Agreement, formerly known as the Private Equity
                   Line of Credit Agreement, dated as of December 30, 1998.  (8)
 10.19             Form of Series D Investors' Warrant.  (8)
 10.20             Series D Registration Rights Agreement, dated as of December
                   30, 1998.  (8)
 10.21             6% Series E Convertible Preferred Stock Subscription
                   Agreement, dated as of March 17, 1999.  (9)
 10.22             Form of Series E Investors' Warrant.  (9)

 10.23             Series E Registration Rights Agreement, dated as of March 17,
                   1999.  (9)
 23.1              Consent of Richard A. Eisner & Company, LLP.  (10)
 23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1).
 24.1              Power of Attorney.  (1)
 24.2              Michael A. Burak Power of Attorney (10)

 ------------------
 (1) Filed with initial filing of Registration Statement on Form SB-2, Registration No. 333-10519.
 (2)     Filed with Amendment No. 1 to Form SB-2, Registration No. 333-10519.
 (3)     Filed with Amendment No. 2 to Form SB-2, Registration No. 333-10519.
 (4)     Filed with Amendment No. 3 to Form SB-2, Registration No. 333-10519.
 (5) Filed with Post-Effective Amendment No. 1 to Form SB-2, Registration No. 333-10519.
 (6) Filed with Registration Statement on Form S-3, dated June 26, 1998, Registration No. 333-57753.
 (7) Filed with Post-Effective Amendment No. 2 to Form SB-2, Registration No. 333-57753.
 (8)     Filed with Form 8-K, dated January 15, 1999.
 (9)     Filed with Form 8-K, dated March 17, 1999.
 (10)    Filed herewith